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As filed with the Securities and Exchange Commission on August 8, 2008

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Assured Guaranty Ltd.*
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-0429991 (I.R.S. Employer Identification No.)
30 Woodbourne Avenue Hamilton HM 08 Bermuda Telephone: (441) 296-4004 (Name, address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Assured Guaranty Corp.
1325 Avenue of the Americas
New York, New York 10019
Attn: General Counsel
Telephone: (212) 974-0100
(Address, including zip code, and telephone number,
including area code, of agent for service)
Assured Guaranty US Holdings Inc. (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-1082002 (I.R.S. Employer Identification No.)
1325 Avenue of the Americas New York, New York 10019 Telephone: (212) 974-0100 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Assured Guaranty Corp.
1325 Avenue of the Americas
New York, New York 10019
Attn: General Counsel
Telephone: (212) 974-0100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
James M. Michener General Counsel and Secretary Assured Guaranty Ltd. 30 Woodbourne Avenue Hamilton HM 08 Bermuda (441) 299-9375	Edward S. Best Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 (312) 782-0600

Approximate Date of Commencement of Proposed Sale to the Public:
From time to time after the Registration Statement becomes effective.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

*
Additional eligible registrants may be added by automatically effective post-effective amendments pursuant to Rule 462(f).

(Continued on next page)

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered*	/Amount to be Registered(1)(2) / Proposed maximum aggregate offering price per unit(2) / Proposed maximum aggregate offering price(2) / Amount of registration fee

Common Shares of Assured Guaranty Ltd.(3)
Preferred Shares of Assured Guaranty Ltd.(4)
Depositary Shares of Assured Guaranty Ltd.(5)
Debt Securities of Assured Guaranty Ltd.(6)
Warrants to Purchase Common or Preferred Shares of Assured Guaranty Ltd.	(1)(2)
Warrants to Purchase Debt Securities of Assured Guaranty Ltd.
Stock Purchase Contracts of Assured Guaranty Ltd.
Stock Purchase Units of Assured Guaranty Ltd.(7)
Debt Securities of Assured Guaranty US Holdings Inc.(6)
Guarantee of Debt Securities of Assured Guaranty US Holdings Inc. by Assured Guaranty Ltd.(8)

*
Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413.

(1)
An indeterminate number or amount of common shares, preferred shares, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units of Assured Guaranty Ltd., and debt securities of Assured Guaranty US Holdings Inc. as may from time to time be issued at indeterminate prices. Securities registered, referred to as the offered securities, may be sold separately, together or as units with other offered securities. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee, except for $3,726 that has already been paid with respect to $31,659,020 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-125382 and were not sold thereunder and $43,378 (out of a total of $58,596) that has already been paid with respect to 24,850,000 common shares that were previously registered pursuant to Registration Statement No. 333-125383 and were not sold thereunder.

(2)
Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for common shares, preferred shares or debt securities that are issued by Assured Guaranty Ltd. or Assured Guaranty US Holdings Inc. upon conversion or exchange of debt securities, preferred shares or depositary shares registered under this registration statement.

(3)
Also includes the presently indeterminate number of common shares as may be issued by Assured Guaranty Ltd. (a) upon conversion of or exchange for any debt securities or preferred shares that provide for conversion or exchange into common shares, (b) upon exercise of warrants to purchase common shares or (c) pursuant to stock purchase contracts.

(4)
Also includes the presently indeterminate number of preferred shares as may be issued by Assured Guaranty Ltd. (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preferred shares, (b) upon exercise of warrants to purchase preferred shares or (c) pursuant to stock purchase contracts.

(5)
To be represented by depositary receipts representing an interest in all or a specified portion of a common share or preferred share.

(6)
Subject to note (1), an indeterminate principal amount of debt securities, which may be senior or subordinated.

(7)
Each stock purchase unit consists of (a) a stock purchase contract under which the holder, upon settlement, will purchase an indeterminate number of common shares and (b) a beneficial interest in debt securities, preferred securities or debt obligations of third parties purchased with the proceeds from the sale of the stock purchase units. Each beneficial interest will be pledged to secure the obligation of the holder to purchase the common shares. No separate consideration will be received for the stock purchase contract or the related beneficial interests.

(8)
No separate consideration will be received for the guarantees of the debt securities issued by Assured Guaranty US Holdings Inc.

PROSPECTUS

Assured Guaranty Ltd.

Common Shares, Preferred Shares, Depositary Shares, Debt Securities,
Warrants to Purchase Common Shares,
Warrants to Purchase Preferred Shares,
Warrants to Purchase Debt Securities, Stock Purchase Contracts and
Stock Purchase Units

 Assured Guaranty US Holdings Inc.

Debt Securities
Fully and Unconditionally Guaranteed by

Assured Guaranty Ltd.

        Assured Guaranty or Assured Guaranty US Holdings will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

        Assured Guaranty's common shares are traded on the New York Stock Exchange under the symbol "AGO."

        None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 8, 2008.

        You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. None of the registrants has authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        We have obtained consent from the Bermuda Monetary Authority for the issue and transfer of shares to and between persons regarded as non-resident in Bermuda for exchange control purposes and for the issue and transfer of options, warrants, depositary receipts, rights, loan notes and other securities, subject to the condition that our shares are listed on an appointed stock exchange, which includes the New York Stock Exchange, Inc. Issues and transfers of shares to any person regarded as resident in Bermuda for exchange control purposes may require specific prior approval from the Bermuda Monetary Authority. The Bermuda Monetary Authority accepts no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

        Any person who, directly or indirectly, becomes a holder of at least 10 percent, 20 percent, 33 percent, or 50 percent of the common shares must notify the Bermuda Monetary Authority in writing within 45 days of becoming such a holder or 30 days from the date they have knowledge of having such a holding, whichever is later. The Bermuda Monetary Authority may, by written notice, object to such a person if it appears to the Bermuda Monetary Authority that the person is not fit and proper to be such a holder. The Bermuda Monetary Authority may require the holder to reduce their holding of common shares in the Company and direct, among other things, that voting rights attaching to the common shares shall not be exercisable. A person that does not comply with such a notice or direction from the Bermuda Monetary Authority will be guilty of an offence.

        For so long as we have as a subsidiary an insurer registered under the Insurance Act 1978 (as amended) of Bermuda, the Bermuda Monetary Authority may at any time, by written notice, object to a person holding 10 percent or more of the Company's common shares if it appears to the Bermuda Monetary Authority that the person is not or is no longer fit and proper to be such a holder. In such a case, the Bermuda Monetary Authority may require the shareholder to reduce its holding of common shares in the Company and direct, among other things, that such shareholder's voting rights attaching to the common shares shall not be exercisable. A person who does not comply with such a notice or direction from the Bermuda Monetary Authority will be guilty of an offence.

        Before a person can acquire control of a U.S.-domiciled insurance company, prior written approval must be obtained from the insurance commissioner of the states where the insurer is domiciled or deemed commercially domiciled. Generally, state statutes provide that control over an insurer is presumed to exist if any person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing, 10% or more of the voting securities of the insurer. Because a person acquiring 10% or more of our common shares would indirectly control the same percentage of the stock of our U.S. insurance company subsidiaries, the insurance change of control laws of Maryland and New York would likely apply to such a transaction. Prior to granting approval of an application to acquire control of an insurer, the state insurance commissioner will consider such factors as the financial strength of the applicant, the integrity and management of the applicant's Board of Directors and executive officers, the acquirer's plans for the management of the applicant's Board of Directors and executive officers, the acquirer's plans for the future operations of the insurer and any anti-competitive results that may arise from the consummation of the acquisition of control.

        The Financial Services and Markets Act 2000 ("FSMA") regulates the acquisition of "control" of any UK insurance company authorized under FSMA. Any company or individual that (together with its or his associates) directly or indirectly acquires 10% or more of the shares in a UK authorized insurance company or its parent company, or is entitled to exercise or control the exercise of 10% or more of the voting power in such authorized insurance company or its parent company, would be considered to have acquired "control" for the purposes of the relevant legislation, as would a person who had significant influence over the management of such authorized insurance company or its parent company by virtue of his shareholding or voting power in either. Under FSMA, any person proposing to acquire "control" of a UK authorized insurance company must give prior notification to the FSA UK of its intention to do so. The Financial Services Authority ("FSA UK") then has three months to consider that person's application to acquire "control." In considering whether to approve such application, the FSA UK must be satisfied that both the acquirer is a "fit and proper" person to have "control" and that the interests of consumers would not be threatened by such acquisition of "control." "Consumers" in this context includes all persons who may use the services of the authorized insurance company. Failure to make the relevant prior application could result in action being taken by the FSA UK.

        In this prospectus, references to "dollars" and "$" are to United States currency, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Assured Guaranty and Assured Guaranty US Holdings filed with the Securities and Exchange Commission utilizing a "shelf" registration process, relating to the common shares, preferred shares, depositary shares, debt securities, debt securities guarantee, warrants, stock purchase contracts and stock purchase units described in this prospectus. Under this shelf process, any or all of Assured Guaranty and Assured Guaranty US Holdings may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities Assured Guaranty or Assured Guaranty US Holdings may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding Assured Guaranty and Assured Guaranty US Holdings and the offered securities, please refer to the registration statement. Each time Assured Guaranty or Assured Guaranty US Holdings sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents we incorporate by reference, contains "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include forward-looking statements which reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and the insurance and reinsurance industries in general. Statements which include the words "expect," "intend," "plan," "believe," "project," "anticipate," "may," "will," "continue," "further," "seek," and similar words or statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include the following:

  •
  downgrades of the financial strength ratings assigned by the major rating agencies to any of our insurance subsidiaries at any time, which has occurred in the past;

  •
  our inability to execute our business strategy;

  •
  reduction in the amount of reinsurance ceded by one or more of our principal ceding companies;

  •
  contract cancellations;

  •
  developments in the world's financial and capital markets that adversely affect our loss experience, the demand for our products, our unrealized (losses) gains on derivative financial instruments or our investment returns;

  •
  more severe or frequent losses associated with our insurance or reinsurance products;

  •
  changes in regulation or tax laws applicable to us, our subsidiaries or customers;

  •
  governmental actions;

  •
  natural catastrophes;

  •
  dependence on customers;

  •
  decreased demand for our insurance or reinsurance products or increased competition in our markets;

  •
  loss of key personnel;

  •
  technological developments;

  •
  the effects of mergers, acquisitions and divestitures;

  •
  changes in accounting policies or practices;

  •
  changes in general economic conditions, including interest rates and other factors;

  •
  other risks and uncertainties that have not been identified at this time; and

  •
  management's response to these factors.

        The foregoing review of important factors should not be construed as exhaustive, and should be read in conjunction with the other cautionary statements that are included in our periodic reports filed with the SEC. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

        If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read in this prospectus or in the documents incorporated by reference reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity.

        For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934.

ASSURED GUARANTY LTD.

        Assured Guaranty Ltd. (together with its subsidiaries, hereafter "Assured Guaranty," "we," "us," "our" or the "Company") is a Bermuda-based holding company providing, through its operating subsidiaries, credit enhancement products to the public finance, structured finance and mortgage markets. Credit enhancement products are financial guarantees or other types of support, including credit derivatives, which improve the credit of underlying debt obligations. We apply our credit expertise, risk management skills and capital markets experience to develop insurance, reinsurance and derivative products that meet the credit enhancement needs of our customers. Under a reinsurance agreement, the reinsurer, in consideration of a premium paid to it, agrees to indemnify another insurer, called the ceding company, for part or all of the liability of the ceding company under one or more insurance policies that the ceding company has issued. A derivative is a financial instrument whose characteristics and value depend upon the characteristics and value of an underlying security or commodity. We market our products directly and through financial institutions, serving the U.S. and international markets.

        Our principal operating subsidiaries are Assured Guaranty Corp. ("AGC") and Assured Guaranty Re Ltd. ("AG Re"). AGC, a Maryland-domiciled insurance company, was organized in 1985 and commenced operations in January 1988. AGC provides insurance and reinsurance of investment grade financial guaranty exposures, including municipal and non-municipal reinsurance, and credit default swap transactions.

        AG Re is incorporated under the laws of Bermuda and is licensed as a Class 3 Insurer and a Long-Term Insurer under the Insurance Act 1978 and related regulations of Bermuda. AG Re writes business as a direct reinsurer of third-party primary insurers and as a reinsurer/retrocessionaire of certain affiliated companies and may provide portfolio credit default swaps, where the counterparty is usually an investment bank.

ASSURED GUARANTY US HOLDINGS INC.

        Assured Guaranty US Holdings Inc. was formed as a holding company to hold the shares of AGC and AG Financial Products Inc. It is a wholly owned subsidiary of Assured Guaranty and was formed under the laws of the State of Delaware in February 2004. Its principal executive offices are at 1325 Avenue of the Americas, New York, New York, and its telephone number is (212) 974-0100.

USE OF PROCEEDS

        Unless otherwise disclosed in the applicable prospectus supplement, Assured Guaranty and Assured Guaranty US Holdings intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include repayment of indebtedness, expansion of our net underwriting capacity and acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES OF ASSURED GUARANTY

        For purposes of computing the following ratios, earnings consist of net income (loss) before income tax expense, excluding interest costs capitalized, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs, including interest costs capitalized, plus one-third of minimum rental payments under operating leases, which are estimated by management to be the interest factor of these rentals. Because the Company paid no preferred share dividends during any of the periods presented, the ratio of earnings to combined fixed charges and preferred share dividends is identical to the ratio of earnings to fixed charges for each of the periods presented.

	Six Months Ended June 30, 2008	Fiscal year Ended December 31,
		2007		2006		2005		2004		2003
Ratio of Earnings to Fixed Charges	43.76	(17.74	)x	13.84	x	16.83	x	20.85	x	36.49	x

        Due to the Company's loss in the fiscal year ended December 31, 2007, the ratio of earnings to fixed charges coverage for that period was less than 1:1. The Company would have needed to generate additional earnings of $463.0 million in the fiscal year ended December 31, 2007 to have achieved a ratio of earnings to fixed charges coverage for that periods of 1:1.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

        Assured Guaranty may, from time to time, offer under this prospectus, separately or together:

  •
  common shares,

  •
  preferred shares, which may be represented by depositary shares as described below,

  •
  unsecured senior or subordinated debt securities,

  •
  warrants to purchase common shares,

  •
  warrants to purchase preferred shares,

  •
  warrants to purchase debt securities,

  •
  stock purchase contracts to purchase common shares, and

  •
  stock purchase units, each representing ownership of a stock purchase contract and, as security for the holder's obligation to purchase common shares under the stock purchase contract, any of: debt securities of Assured Guaranty; debt securities of Assured Guaranty US Holdings, fully and unconditionally guaranteed by Assured Guaranty; or debt obligations of third parties, including U.S. Treasury securities.

        Assured Guaranty US Holdings may, from time to time, offer unsecured senior or subordinated debt securities, which will be fully and unconditionally guaranteed by Assured Guaranty.

 DESCRIPTION OF ASSURED GUARANTY SHARE CAPITAL

        The following summary of our share capital is qualified in its entirety by the provisions of Bermuda law, our memorandum of association and Bye-Laws, copies of which are incorporated by reference to the registration statement of which this prospectus is a part. In this section, the "Company," "we," "us" and "our" refer to Assured Guaranty Ltd. and not to any of its subsidiaries.

General

        We have an authorized share capital of $5,000,000 divided into 500,000,000 shares, par value U.S. $0.01 per share, of which 90,917,089 common shares were issued and outstanding as of August 1, 2008. As of August 1, 2008, an additional 986,265 shares are reserved for issuance under our various employee benefit plans. As of August 1, 2008, our subsidiary, Assured Guaranty US Holdings, owned 5,354,116 of our common shares. Except as described below, our common shares have no preemptive rights or other rights to subscribe for additional common shares, no rights of redemption, conversion or exchange and no sinking fund rights. In the event of liquidation, dissolution or winding-up, the holders of our common shares are entitled to share equally, in proportion to the number of common shares held by such holder, in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred shares. Under certain circumstances, we have the right to purchase all or a portion of the shares held by a shareholder. See "—Acquisition of Common Shares by Us" below. All of the common and preferred shares being sold in this offering are fully paid and non-assessable. Holders of our common shares are entitled to receive such dividends as lawfully may be declared from time to time by our board of directors.

Voting Rights and Adjustments

        In general, and except as provided below, shareholders have one vote for each common share held by them and are entitled to vote with respect to their fully paid shares at all meetings of shareholders. However, if, and so long as, the common shares (and other of our shares) of a shareholder are treated as "controlled shares" (as determined pursuant to section 958 of the U.S. Internal Revenue Code of 1986, as amended, which we refer to in this prospectus as the Code) of any "United States person" as defined in the Code (a "U.S. Person") and such controlled shares constitute 9.5% or more of the votes conferred by our issued and outstanding shares, the voting rights with respect to the controlled shares owned by such U.S. Person shall be limited, in the aggregate, to a voting power of less than 9.5% of the voting power of all issued and outstanding shares, under a formula specified in our Bye-laws. The formula is applied repeatedly until there is no U.S. Person whose controlled shares constitute 9.5% or more of the voting power of all issued and outstanding shares and who generally would be required to recognize income with respect to us under the Code if we were a controlled foreign corporation as defined in the Code and if the ownership threshold under the Code were 9.5% (as defined in our Bye-Laws as a "9.5% U.S. Shareholder"). In addition, our board of directors may determine that shares held carry different voting rights when it deems it appropriate to do so to (i) avoid the existence of any 9.5% U.S. Shareholder; and (ii) avoid adverse tax, legal or regulatory consequences to the Company or any of its subsidiaries or any direct or indirect holder of shares or its affiliates. "Controlled shares" includes, among other things, all shares of Assured Guaranty that such U.S. Person is deemed to own directly, indirectly or constructively (within the meaning of section 958 of the Code). The foregoing provision does not apply to ACE Limited, which holds approximately 21% of our common shares as of August 1, 2008 because it is not a U.S. Person. Further, these provisions do not apply in the event one shareholder owns greater than 75% of the voting power of all issued and outstanding shares.

        Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership. Our

Bye-laws provide that we will use our best efforts to notify shareholders of their voting interests prior to any vote to be taken by them.

        Our board of directors is authorized to require any shareholder to provide information for purposes of determining whether any holder's voting rights are to be adjusted, which may be information on beneficial share ownership, the names of persons having beneficial ownership of the shareholder's shares, relationships with other shareholders or any other facts our board of directors may deem relevant. If any holder fails to respond to this request or submits incomplete or inaccurate information, our board of directors may eliminate the shareholder's voting rights. All information provided by the shareholder will be treated by us as confidential information and shall be used by us solely for the purpose of establishing whether any 9.5% U.S. Shareholder exists and applying the adjustments to voting power (except as otherwise required by applicable law or regulation).

Restrictions on Transfer of Common Shares

        Each transfer must comply with current Bermuda Monetary Authority permission or have specific permission from the Bermuda Monetary Authority. Our board of directors may decline to register a transfer of any common shares under certain circumstances, including if they have reason to believe that any adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any of our shareholders or indirect holders of shares or its Affiliates may occur as a result of such transfer (other than such as our board of directors considers de minimis). Transfers must be by instrument unless otherwise permitted by the Companies Act 1981 of Bermuda, which we refer to in this prospectus as the Companies Act.

        The restrictions on transfer and voting restrictions described above may have the effect of delaying, deferring or preventing a change in control of Assured Guaranty.

        Before a person can acquire control of a U.S.-domiciled insurance company, prior written approval must be obtained from the insurance commissioner of the states where the insurer is domiciled or deemed commercially domiciled. Generally, state statutes provide that control over an insurer is presumed to exist if any person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing, 10% or more of the voting securities of the insurer. Because a person acquiring 10% or more of our common shares would indirectly control the same percentage of the stock of our U.S. insurance company subsidiaries, the insurance change of control laws of Maryland and New York would likely apply to such a transaction. Prior to granting approval of an application to acquire control of an insurer, the state insurance commissioner will consider such factors as the financial strength of the applicant, the integrity and management of the applicant's Board of Directors and executive officers, the acquirer's plans for the management of the applicant's Board of Directors and executive officers, the acquirer's plans for the future operations of the insurer and any anti-competitive results that may arise from the consummation of the acquisition of control.

        The Financial Services and Markets Act 2000 ("FSMA") regulates the acquisition of "control" of any UK insurance company authorized under FSMA. Any company or individual that (together with its or his associates) directly or indirectly acquires 10% or more of the shares in a UK authorized insurance company or its parent company, or is entitled to exercise or control the exercise of 10% or more of the voting power in such authorized insurance company or its parent company, would be considered to have acquired "control" for the purposes of the relevant legislation, as would a person who had significant influence over the management of such authorized insurance company or its parent company by virtue of his shareholding or voting power in either. Under FSMA, any person proposing to acquire "control" of a UK authorized insurance company must give prior notification to the FSA UK of its intention to do so. The Financial Services Authority ("FSA UK") then has three months to consider that person's application to acquire "control." In considering whether to approve such application, the FSA UK must be satisfied that both the acquirer is a "fit and proper" person to have "control" and that the interests of consumers would not be threatened by such acquisition of "control."

"Consumers" in this context includes all persons who may use the services of the authorized insurance company. Failure to make the relevant prior application could result in action being taken by the FSA UK.

Acquisition of Common Shares by Us

        Under our Bye-Laws and subject to Bermuda law, if our board of directors determines that any ownership of our shares may result in adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any of our shareholders or indirect holders of shares or its affiliates (other than such as our board of directors considers de minimis), we have the option, but not the obligation, to require such shareholder to sell to us or to a third party to whom we assign the repurchase right the minimum number of common shares necessary to avoid or cure any such adverse consequences at a price determined in the discretion of the board of directors to represent the shares' fair market value (as defined in our Bye-Laws).

Issuance of Shares

        Subject to our Bye-Laws and Bermuda law, our board of directors has the power to issue any of our unissued shares as it determines, including the issuance of any shares or class of shares with preferred, deferred or other special rights.

Bye-Laws

        In addition to the provisions of the Bye-Laws described above under "—Voting Rights and Adjustments," the following provisions are a summary of some of the other important provisions of our Bye-Laws.

         Our Board of Directors and Corporate Action.    Our Bye-Laws provide that our board of directors shall consist of not less than three and not more than 21 directors, the exact number as determined by the board of directors. Our board of directors consists of 11 persons, and is divided into three classes. Each director generally will serve a three-year term, with termination staggered according to class. Shareholders may only remove a director for cause (as defined in our Bye-Laws) at a general meeting, provided that the notice of any such meeting convened for the purpose of removing a director shall contain a statement of the intention to do so and shall be provided to that director at least two weeks before the meeting. Vacancies on the board of directors can be filled by the board of directors if the vacancy occurs in those events set out in our Bye-Laws as a result of death, disability, disqualification or resignation of a director, or from an increase in the size of the board of directors.

        Generally under our Bye-Laws, the affirmative votes of a majority of the votes cast at any meeting at which a quorum is present is required to authorize a resolution put to vote at a meeting of the board of directors. Corporate action may also be taken by a unanimous written resolution of the board of directors without a meeting. A quorum shall be at least one-half of directors then in office present in person or represented by a duly authorized representative, provided that at least two directors are present in person.

         Shareholder Action.    At the commencement of any general meeting, two or more persons present in person and representing, in person or by proxy, more than 50% of the issued and outstanding shares entitled to vote at the meeting shall constitute a quorum for the transaction of business. In general, anything that may be done by resolution of our shareholders in a general meeting may be taken, without a meeting, by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution. In general, any questions proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the Bye-Laws.

        The Bye-Laws contain advance notice requirements for shareholder proposals and nominations for directors, including when proposals and nominations must be received and the information to be included.

         Amendment.    The Bye-Laws may be amended only by a resolution adopted by the board of directors and by resolution of the shareholders.

         Voting of Non-U.S. Subsidiary Shares.    If we are required or entitled to vote at a general meeting of any of AG Re, Assured Guaranty Finance Overseas Re or any other directly held non-U.S. subsidiary of ours, our board of directors shall refer the subject matter of the vote to our shareholders and seek direction from such shareholders as to how they should vote on the resolution proposed by the non-U.S. subsidiary. Our board of directors in its discretion shall require that substantially similar provisions are or will be contained in the bye-laws (or equivalent governing documents) of any direct or indirect non-U.S. subsidiaries other than Assured Guaranty (UK) Ltd. and Assured Guaranty Re Overseas Ltd.

Anti-Takeover Provisions in our Bye-laws

        Our Bye-Laws contain provisions that may entrench directors and make it more difficult for shareholders to replace directors even if the shareholders consider it beneficial to do so. In addition, these provisions could delay or prevent a change of control that a shareholder might consider favorable. For example, these provisions may prevent a shareholder from receiving the benefit from any premium over the market price of our common shares offered by a bidder in a potential takeover. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our common shares if they are viewed as discouraging takeover attempts in the future.

        For example, our Bye-Laws contain the following provisions that could have such an effect:

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  election of our directors is staggered, meaning that the members of only one of three classes of our directors are selected each year;

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  shareholders have limited ability to remove directors;

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  if the controlled shares of any U.S. Person constitute 9.5% or more of the votes conferred by the issued shares of Assured Guaranty, the voting rights with respect to the controlled shares of such U.S. Person shall be limited, in the aggregate, to a voting power of less than 9.5%;

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  our board of directors may decline to approve or register the transfer of any common shares on our share register if it appears to the board of directors, after taking into account the limitations on voting rights contained in our Bye-Laws, that any adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any shareholder, would result from such transfer (other than such as our board of directors considers to be de minimis); and

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  subject to any applicable requirements of or commitments to the New York Stock Exchange, our directors may decline to record the transfer of any common shares on our share register unless the board of directors obtains: (i) a written opinion from counsel supporting the legality of the transaction under U.S. securities laws and (ii) approval from appropriate governmental authority if such approval is required.

Differences in Corporate Law

        You should be aware that the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act applicable to us (including modifications adopted pursuant to our Bye-Laws) which differ in certain respects from provisions of the corporate law of the State of Delaware. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to us and our shareholders.

         Duties of Directors.    Under Bermuda common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company, and to exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

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  a duty to act in good faith in the best interests of the company;

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  a duty not to make a personal profit from opportunities that arise from the office of director;

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  a duty to avoid conflicts of interest; and

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  a duty to exercise powers for the purpose for which such powers were intended.

        The Companies Act imposes a duty on directors and officers of a Bermuda company:

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  to act honestly and in good faith, with a view to the best interests of the company; and

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  to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

        In addition, the Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.

        The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers. Our Bye-Laws, however, provide that we and each of our shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer of us (and others identified in the Bye-Laws) for any act or failure to act in the performance of such director's or officer's duties, provided that this waiver does not extend to any claims or rights of action that arise out of fraud or dishonesty on the part of such director or officer.

        Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders.

        The duty of care requires that directors act in an informed and deliberate manner, and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

        Under the "business judgment rule," courts generally do not second guess the business judgment of directors and officers. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the presumption afforded to directors by the business judgment rule. If the presumption is not rebutted, the business judgment rule attaches to protect the directors from liability for their decisions. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the fairness of the relevant transaction. However, when the board of directors takes defensive actions in response to a threat to corporate control and approves a transaction resulting in a sale of control of the corporation, Delaware courts subject directors' conduct to enhanced scrutiny.

         Interested Directors.    Under Bermuda law and our Bye-Laws, a transaction entered into by us, in which a director has an interest, will not be voidable by us, and such director will not be liable to us for any profit realized pursuant to such transaction, provided the nature of the interest is duly disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our Bye-Laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which the director has an interest following a declaration of the interest pursuant to the Companies Act, provided that the director is not disqualified from doing so by the chairman of the meeting. Under Delaware law, such a transaction would not be voidable if

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  the material facts with respect to such interested director's relationship or interests are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors,

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  such material facts are disclosed or are known to the shareholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon, or

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  the transaction is fair to the corporation as of the time it is authorized, approved or ratified.

Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.

         Dividends.    Bermuda law does not permit the declaration or payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company's assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances; for example, to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, our ability to declare and pay dividends and other distributions is subject to Bermuda insurance laws and regulatory constraints.

        Under Delaware law, subject to any restrictions contained in the company's certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

         Amalgamations, Mergers and Similar Arrangements.    The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company's board of directors and by its shareholders. We may, with the approval of our board and, except in the case of amalgamations with and between wholly owned subsidiaries being Bermuda companies, at least 75% of the votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder's shares if such shareholder is not satisfied that fair market value has been paid for such shares.

        Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive payment in the amount of the fair market value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

         Takeovers.    Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The test is one of fairness to the body of the shareholders and not to individuals and the burden is on the dissentient shareholder to prove unfairness, not merely that the scheme is open to criticism. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

         Certain Transactions with Significant Shareholders.    As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from our board of directors but without obtaining prior approval from our shareholders. If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from shareholders holding at least two-thirds of our outstanding common stock not owned by such interested shareholder to enter into a business combination (which, for this purpose, includes asset sales of greater than 10% of our assets that would otherwise be considered transactions in the ordinary course of business) with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we had opted out of the relevant Delaware statute, as provided for in that statute.

         Shareholders' Suits.    The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our Memorandum of Association or Bye-Laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys' fees incurred in connection with such action. Our Bye-Laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer for any action or failure to act in the performance of such director's or officer's duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys' fees incurred in connection with such action.

         Indemnification of Directors and Officers.    Under Bermuda law we may, and under our Bye-Laws we will, indemnify our directors, officers, any other person appointed to a committee of the board of directors and certain other persons identified in the Bye-Laws (and their respective heirs, executors or administrators) against all actions, costs, charges, losses, damages and expenses incurred or sustained by such person by reason of any act done, concurred in or omitted in the execution of his/her duties or supposed duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty on the part of such director, officer or other person. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if

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  such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and

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  with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

Under our Bye-Laws, we and each of our shareholders agree to waive any claim or right of action, other than those involving fraud or dishonesty, against any of our officers or directors or others identified in our Bye-Laws.

         Inspection of Corporate Records.    Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our Bye-Laws, minutes of general meetings and audited annual financial statements, which must be presented to the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders and members of the public without charge. We are required to maintain our share register in Bermuda but, after our shares are listed on the New York Stock Exchange and giving the required notice to the Bermuda Registrar of Companies, we may establish a branch register outside of Bermuda. We are required to keep at our registered office a register of our directors and officers (containing that information required under Bermuda law) which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation's shareholder list and its other books and records for any purpose reasonably related to such person's interest as a shareholder.

         Shareholder Proposals.    Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Our Bye-Laws also include advance-notice provisions regarding shareholder proposals and nominations. Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting.

         Calling of Special Shareholders' Meetings.    Under our Bye-Laws, a special general meeting may be called by our President or by our Chairman or any director and the secretary of the Company or our board of directors. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid-up voting share capital of the Company as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation's certificate of incorporation or bylaws to call a special meeting of shareholders.

         Approval of Corporate Matters by Written Consent.    Under Bermuda law, the Companies Act provides that shareholders may take action by written consent with 100% shareholders consent required. Delaware law permits shareholders to take action by the consent in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted.

         Amendment of Memorandum of Association.    Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. An amendment to the memorandum of association that alters a company's business objects may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

        Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company's issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company's share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company's memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

        Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the shareholders meeting. If the amendment would alter the number of authorized shares or otherwise adversely affect the rights or preference of any class of a company's stock, Delaware law provides that the holders of the outstanding shares of such affected class should be entitled to vote as a class upon the proposed amendment, regardless of whether such holders are entitled to vote by the certificate of incorporation. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company's certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class of stock.

         Amendment of Bye-Laws.    Consistent with the Companies Act, the Company's Bye-Laws provide that the Bye-Laws may only be rescinded, altered or amended upon approval by a resolution of our board of directors and by a resolution of our shareholders.

        Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

         Staggered Board of Directors.    Under Bermuda law, the Companies Act does not contain statutory provisions specifically mandating staggered board arrangements for a Bermuda exempted company. Such provisions, however, may validly be provided for in the Bye-Laws governing the affairs of such a company. Delaware law permits corporations to have a staggered board of directors.

Listing

        Our common shares are listed on the New York Stock Exchange under the trading symbol "AGO."

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares is BNY Mellon Shareowner Services whose principal executive office is located at 101 Barclay Street, New York NY 10286.

DESCRIPTION OF THE DEPOSITARY SHARES

General

        We may offer depositary shares, each representing a specified fraction of a share of a particular series of preferred shares. Depositary receipts evidencing depositary shares will be issued to those persons purchasing the fractional shares of the related preferred shares.

        The shares of any class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among Assured Guaranty, a depositary selected by Assured Guaranty and the holders of the depositary receipts, whom we refer to in this section as owners. Subject to the terms of the deposit agreement, each owner will be entitled to all the rights and preferences of the preferred shares represented by the depositary share in proportion to the fraction of a preferred share represented by the depositary share, including dividend, voting, redemption and liquidation rights.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other distributions received on the related preferred shares to the owners in proportion to the number of depositary shares owned. In the event of a distribution other than in cash, the depositary will distribute property received by it to the owners, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the owners.

Withdrawal of Shares

        Upon surrender of the depositary receipts, unless the related depositary shares have previously been called for redemption, the owner is entitled to delivery of the number of whole shares of the related preferred shares and any money or other property represented by his depositary shares. Holders of the whole preferred shares will not be entitled to exchange the preferred shares for depositary shares. If the delivered depositary receipts evidence a number of depositary shares in excess of the number of whole preferred shares to be withdrawn, the depositary will deliver to the owner a new depositary receipt evidencing this excess number at the same time. In no event will fractional preferred shares be delivered upon surrender of depositary receipts.

Redemption of Depositary Shares

        Whenever we redeem preferred shares held by the depositary, the depositary will redeem the number of depositary shares representing the related preferred shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per preferred share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary or us.

Voting the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice to the record owners of the depositary shares. Each record owner on the record date, which will be the same as the record date for the preferred shares, may instruct the depositary how to exercise its voting rights pertaining to the preferred shares represented by the owner's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the preferred shares represented by these depositary shares in accordance with the instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote preferred shares if it does not receive specific instructions from the record owners.

Amendment and Termination of the Deposit Agreement

        Unless otherwise provided in the applicable prospectus supplement, the form of depositary receipt and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the owners will not be effective unless it has been approved by the owners representing at least a majority, or, in the case of amendments affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3% of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only:

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  if all outstanding depositary shares have been redeemed;

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  if there has been a final distribution on the preferred shares in connection with any liquidation, dissolution or winding up of Assured Guaranty and the distribution has been distributed to the owners; or

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  with the consent of owners representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of preferred shares and any redemption of the preferred shares. Owners will pay all other transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

        The depositary may refuse to transfer a depositary receipt or any withdrawal of preferred shares evidenced by the depositary receipts until all taxes and charges with respect to the receipts or preferred shares are paid by the owners.

Miscellaneous

        The depositary will forward all reports and communications which it receives from us and which we are required to furnish to the holders of the preferred shares.

        Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary's obligations will be limited to performance of the duties under the deposit agreement in a manner that does not constitute bad faith, and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary or preferred shares unless satisfactory indemnity is furnished.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 or be an affiliate of such bank or trust company.

 DESCRIPTION OF THE ASSURED GUARANTY DEBT SECURITIES

        The following description of the Assured Guaranty debt securities sets forth the material terms and provisions of the Assured Guaranty debt securities. The Assured Guaranty senior debt securities will be issued under an indenture, referred to in this prospectus as the Assured Guaranty senior indenture, between us and The Bank of New York, as trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Assured Guaranty subordinated debt securities will be issued under an indenture, referred to in this prospectus as the Assured Guaranty subordinated indenture, between us and The Bank of New York, as trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Assured Guaranty senior indenture and the Assured Guaranty subordinated indenture are sometimes referred to in this prospectus collectively as the Assured Guaranty indentures and each individually as an Assured Guaranty indenture. The specific terms applicable to a particular issuance of Assured Guaranty debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

        The following is a summary of the material terms and provisions of the Assured Guaranty indentures and the Assured Guaranty debt securities. You should refer to the forms of the Assured Guaranty indentures and the Assured Guaranty debt securities for complete information regarding the terms and provisions of the Assured Guaranty indentures and the Assured Guaranty debt securities. The Assured Guaranty indentures are substantially identical, except for the covenants of Assured Guaranty and provisions relating to subordination.

General

        The Assured Guaranty indentures do not limit the aggregate principal amount of Assured Guaranty debt securities which we may issue. We may issue Assured Guaranty debt securities under the Assured Guaranty indentures from time to time in one or more series. The Assured Guaranty indentures do not limit the amount of other indebtedness, or Assured Guaranty debt securities other than secured indebtedness, which we or our subsidiaries may issue.

        Unless otherwise provided in a prospectus supplement, the Assured Guaranty senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The Assured Guaranty subordinated debt securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, which term includes Assured Guaranty senior debt securities, as described below under "Subordination of Assured Guaranty Subordinated Debt Securities."

        Because we are a holding company, our rights and the rights of our creditors, including you, as a holder of Assured Guaranty debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that we are a creditor of the subsidiary. The right of our creditors, including you, to participate in the distribution of stock owned by us in some of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over these subsidiaries.

        Each prospectus supplement will describe the following terms of the offered Assured Guaranty debt securities:

  •
  the title of the series;

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  any limit on the aggregate principal amount;

  •
  the principal payment dates;

  •
  the interest rates, if any, which rate may be zero if the Assured Guaranty debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

  •
  the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

  •
  the interest payment dates and regular record dates;

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  whether and under what circumstances we will pay additional amounts because of taxes or governmental charges that might be imposed on holders of the Assured Guaranty debt securities and, if so, whether and on what terms we will have the option to redeem the Assured Guaranty debt securities in lieu of paying these additional amounts; whether and on what terms we will have the option to redeem the Assured Guaranty debt securities in lieu of paying additional amounts in respect of Bermuda taxes, fees, duties, assessments or governmental charges that might be imposed on you and the terms of the option;

  •
  the place or places where the principal of, any premium or interest on or any additional amounts with respect to any Assured Guaranty debt securities will be payable, where any of Assured Guaranty debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any Assured Guaranty debt securities may be surrendered for conversion or exchange;

  •
  whether any of the Assured Guaranty debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

  •
  whether we will be obligated to redeem or purchase any of the Assured Guaranty debt securities pursuant to any sinking fund or analogous provision or at your option, and, if so, the dates or prices and the other terms on which the Assured Guaranty debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the Assured Guaranty debt securities so redeemed or purchased;

  •
  if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any Assured Guaranty debt securities to be issued in registered form will be issuable and, if other than denominations of $5,000, the denominations in which any Assured Guaranty debt securities to be issued in bearer form will be issuable;

  •
  whether the Assured Guaranty debt securities will be convertible into common shares and/or exchangeable for other securities, whether or not issued by us and, if so, the terms and conditions upon which the Assured Guaranty debt securities will be convertible or exchangeable;

  •
  if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the Assured Guaranty debt securities that will be payable upon declaration of acceleration of the maturity of the Assured Guaranty debt securities;

  •
  if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on the Assured Guaranty debt securities will be paid;

  •
  whether the principal of, any premium or interest on or any additional amounts on the Assured Guaranty debt securities will be payable, at our or your election, in a currency other than that in which the Assured Guaranty debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

  •
  any index, formula or other method used to determine the amount of principal of, any premium or interest on or any additional amounts on the Assured Guaranty debt securities;

  •
  whether the Assured Guaranty debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

  •
  whether the Assured Guaranty debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

  •
  in the case of Assured Guaranty subordinated debt securities, the relative degree, if any, to which the Assured Guaranty subordinated debt securities will be senior to or be subordinated to other series of Assured Guaranty subordinated debt securities or other indebtedness of Assured Guaranty in right of payment, whether the other series of Assured Guaranty subordinated debt securities or other indebtedness is outstanding or not;

  •
  any deletions from, modifications of or additions to the events of default or covenants of Assured Guaranty;

  •
  whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to the Assured Guaranty debt securities;

  •
  whether any of the Assured Guaranty debt securities are to be issued upon the exercise of warrants and the time, manner and place for the Assured Guaranty debt securities to be authenticated and delivered; and

  •
  any other terms of the Assured Guaranty debt securities and any other deletions from or modifications or additions to the applicable Assured Guaranty indenture.

        We will have the ability under the Assured Guaranty indentures to "reopen" a previously issued series of Assured Guaranty debt securities and issue additional Assured Guaranty debt securities of that series or establish additional terms of that series. We are also permitted to issue Assured Guaranty debt securities with the same terms as previously issued Assured Guaranty debt securities.

        Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on and additional amounts, if any, on the Assured Guaranty debt securities will initially be payable at the corporate trust office of the trustee or any other office or agency designated by us. Interest on Assured Guaranty debt securities issued in registered form:

  •
  may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and

  •
  will be payable on any interest payment date to the persons in whose names the Assured Guaranty debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

        We will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, we are required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty debt securities are payable.

        Unless otherwise set forth in the applicable prospectus supplement, you may present the Assured Guaranty debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by Assured Guaranty or the security registrar, or exchange for other Assured Guaranty debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by us for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Assured Guaranty is not required to:

  •
  issue, register the transfer of, or exchange Assured Guaranty debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Assured Guaranty debt securities and ending at the close of business on the day of mailing; or

  •
  register the transfer of or exchange any Assured Guaranty debt security selected for redemption, in whole or in part, except the unredeemed portion of any Assured Guaranty debt security being redeemed in part.

        Unless otherwise set forth in the applicable prospectus supplement, we will only issue the Assured Guaranty debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. If the Assured Guaranty debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. federal income tax considerations applicable to these securities and to payment on and transfer and exchange of these securities, will be described in the applicable prospectus supplement.

        The Assured Guaranty debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Assured Guaranty debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount.

        U.S. Federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        If the purchase price, or the principal of, or any premium or interest on, or any additional amounts with respect to, any Assured Guaranty debt securities is payable in, or if any Assured Guaranty debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

        Unless otherwise set forth in the applicable prospectus supplement, other than as described below under "—Covenants Applicable to Assured Guaranty Senior Debt Securities—Limitation on Liens on Stock of Designated Subsidiaries," the Assured Guaranty indentures do not limit our ability to incur indebtedness or protect holders of the Assured Guaranty debt securities in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of its outstanding indebtedness or otherwise affect its capital structure or credit rating.

Conversion and Exchange

        The terms, if any, on which Assured Guaranty debt securities are convertible into or exchangeable for, either mandatorily or at our or your option, property or cash, common shares, preferred shares or other securities, whether or not issued by us, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Global Securities

        The Assured Guaranty debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global Assured Guaranty debt security will be shown on, and transfers of the Assured Guaranty debt securities will be effected only through, records maintained by the depositary and its participants as described below.

        The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Payment of Additional Amounts

        We will make all payments on the Assured Guaranty debt securities without withholding of any present or future taxes or governmental charges of Bermuda, referred to as a taxing jurisdiction, unless we are required to do so by applicable law or regulation.

        If we are required to withhold amounts, we will, subject to the limitations described below, pay to you additional amounts so that every net payment made to you, after the withholding, will be the same amount provided for in the Assured Guaranty debt security and the applicable Assured Guaranty indenture.

        We will not be required to pay any additional amounts for:

  •
  any tax or governmental charge which would not have been imposed but for the fact that you:
  •
  were a resident of, or engaged in business or maintained a permanent establishment or were physically present in, the taxing jurisdiction or otherwise had some connection with the taxing jurisdiction other than the mere ownership of, or receipt of payment on, the Assured Guaranty debt security;

  •
  presented the Assured Guaranty debt security for payment in the taxing jurisdiction, unless the Assured Guaranty debt security could not have been presented for payment elsewhere; or

  •
  presented the Assured Guaranty debt security for payment more than 30 days after the date on which the payment became due unless you would have been entitled to these additional amounts if you had presented the Assured Guaranty debt security for payment within the 30-day period;

  •
  any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;

  •
  any tax or other governmental charge that is imposed or withheld because of your failure to comply with any reasonable request by us:
  •
  to provide information concerning your nationality, residence or identity or that of the beneficial owner; or

  •
  to make any claim or satisfy any information or reporting requirement, which in either case is required by the taxing jurisdiction as a precondition to exemption from all or part of the tax or other governmental charge; or
  •
  any combination of the above items.

        In addition, we will not pay additional amounts if you are a fiduciary or partnership or other than the sole beneficial owner of the Assured Guaranty debt security if the beneficiary or partner or settlor would not have been entitled to the additional amounts had it been the holder of the Assured Guaranty debt security.

Covenants Applicable to Assured Guaranty Senior Debt Securities

  Limitation on Liens on Stock of Designated Subsidiaries

        Under the Assured Guaranty senior indenture, we will covenant that, so long as any Assured Guaranty senior debt securities are outstanding, we will not, nor will we permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless we concurrently provide that the Assured Guaranty senior debt securities and, if we elect, any other indebtedness that is not subordinate to the Assured Guaranty senior debt securities and with respect to which the governing instruments require, or pursuant to which we are obligated, to provide such security, will be secured equally with this indebtedness for at least the time period this other indebtedness is so secured.

        The term "designated subsidiary" means any present or future consolidated subsidiary, the consolidated net worth of which constitutes at least 5% of our consolidated net worth.

        For purposes of the Assured Guaranty indentures, the term "indebtedness" means, with respect to any person:

  •
  the principal of and any premium and interest on:
  •
  indebtedness for money borrowed; and

  •
  indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;

  •
  all capitalized lease obligations;

  •
  all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

  •
  all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations (other than the obligations described above), entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by the person of a demand for reimbursement following payment or a letter of credit;

  •
  all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;

  •
  all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and

  •
  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

  Limitations on Disposition of Stock of Designated Subsidiaries

        The Assured Guaranty senior indenture also provides that, so long as any Assured Guaranty senior debt securities are outstanding and except in a transaction otherwise governed by the Assured Guaranty indentures, we will not issue, sell, assign, transfer or otherwise dispose of any shares of securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, we will not permit any designated subsidiary to issue, other than to us, these types of securities, warrants, rights or options, other than director's qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, we would own, directly or indirectly, less than 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.

        However, we may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by our board or if required by law or regulation. We may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary, the shares of capital stock of which we own at least 80% or, subject to the provisions described under"—Consolidation, Amalgamation, Merger and Sale of Assets" below, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by our board.

Consolidation, Amalgamation, Merger and Sale of Assets

        Each Assured Guaranty indenture provides that we may not:

  •
  consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person; or

  •
  permit any person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us;

        unless:

  •
  the person is a corporation organized and existing under the laws of the United States of America, any state of the United States, the District of Columbia, Bermuda or any other country that, on March 15, 2002, was a member of the Organization for Economic Cooperation and Development;

  •
  the surviving entity expressly assumes the payment of all amounts on all of the Assured Guaranty debt securities and the performance of our obligations under the Assured Guaranty indenture and the Assured Guaranty debt securities;

  •
  the surviving entity provides for conversion or exchange rights in accordance with the provisions of the Assured Guaranty debt securities of any series that are convertible or exchangeable into common shares or other securities; and

  •
  immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing.

Events of Default

        Each of the following events will constitute an event of default under each Assured Guaranty indenture:

  •
  default in the payment of any interest on, or any additional amounts payable with respect to, any Assured Guaranty debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;

  •
  default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any Assured Guaranty debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

  •
  default in the deposit of any sinking fund payment when due;

  •
  default in the performance, or breach, of any covenant or warranty for the benefit of the holders of the Assured Guaranty debt securities, and the continuance of this default or breach for a period of 60 days after we have received written notice from the holders;

  •
  if any event of default under a mortgage, indenture or instrument under which we issue, or by which we secure or evidence, any indebtedness, including an event of default under any other series of Assured Guaranty debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after Assured Guaranty has received written notice;

  •
  we fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

  •
  our bankruptcy, insolvency or reorganization; and

  •
  any other event of default, which will be described in the applicable prospectus supplement.

        If an event of default with respect to the Assured Guaranty debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding Assured Guaranty debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the Assured Guaranty debt securities, of all outstanding Assured Guaranty debt securities of the series to be immediately due and payable by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the Assured Guaranty debt securities of the series may rescind and annul the declaration of acceleration. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the Assured Guaranty debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder.

        In connection with the issuance of any debt securities, the supplemental indenture shall provide that notwithstanding the foregoing, at Assured Guaranty's election, the sole remedy for the failure by Assured Guaranty to comply with the covenant in the indenture requiring Assured Guaranty to file with the trustee copies of the reports and other information it files with the SEC ("Assured Guaranty's SEC filing obligations") and for any failure by Assured Guaranty to comply with the requirements of Section 314(a)(1) of the TIA, which similarly requires Assured Guaranty to file with the trustee copies of the reports and other information it files with the SEC, shall, for the first 270 days after the occurrence of such failure consist exclusively of the right to receive additional interest on the debt securities of such series at an annual rate equal to 0.25% of the principal amount of the debt securities. This additional interest will accrue on the debt securities from and including the date on which a failure to comply with Assured Guaranty's SEC filing obligations or the failure to comply with the requirements of Section 314(a)(1) of the TIA first occurs to but not including the 270th day thereafter (or such earlier date on which such failure shall have been cured or waived). On such 270th day (or earlier, if such failure is cured or waived prior to such 270th day), such additional interest will cease to accrue and, if such failure has not been cured or waived prior to such 270th day, then either the trustee or the holders of not less than 25% in the aggregate principal amount of the debt securities of such series then outstanding may declare the principal of all the debt securities of such series, together with accrued interest, to be due and payable immediately. However, prior to such 270th day, any such failure shall not be an event of default. This provision shall not affect the rights of holders in the event of the occurrence of any other event of default.

        Each Assured Guaranty indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee will transmit notice of the default to each holder of the Assured Guaranty debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any Assured Guaranty debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determines in good faith that the withholding of the notice is in the best interest of the holders.

        If an event of default occurs and is continuing with respect to the Assured Guaranty debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of Assured Guaranty debt securities by all appropriate judicial proceedings. Each Assured Guaranty indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Assured Guaranty indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding Assured Guaranty debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Assured Guaranty debt securities of the series.

Modification and Waiver

        Assured Guaranty and the trustee may modify or amend either Assured Guaranty indenture with the consent of the holders of not less than a majority in principal amount of the outstanding Assured Guaranty debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:

  •
  change the stated maturity of the principal of, any premium or installment of interest on or any additional amounts with respect to any Assured Guaranty debt security;

  •
  reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any Assured Guaranty debt security;

  •
  change the obligation of Assured Guaranty to pay additional amounts;

  •
  reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;

  •
  change the redemption provisions or adversely affect the right of repayment at the option of any holder;

  •
  change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any Assured Guaranty debt security is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Assured Guaranty debt security or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

  •
  reduce the percentage in principal amount of the outstanding Assured Guaranty debt securities, the consent of whose holders is required in order to take specific actions;

  •
  reduce the requirements for quorum or voting by holders of Assured Guaranty debt securities in specified circumstances;

  •
  modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of Assured Guaranty debt securities, except to increase any percentage vote required or to provide that other provisions of the Assured Guaranty indenture cannot be modified or waived without the consent of the holder of each Assured Guaranty debt security affected by the modification;

  •
  make any change that adversely affects the right to convert or exchange any Assured Guaranty debt security into or for common shares of Assured Guaranty or other securities, whether or not issued by Assured Guaranty, cash or property in accordance with its terms;

  •
  modify any of the provisions of the Assured Guaranty subordinated indenture relating to the subordination of the Assured Guaranty subordinated debt securities in a manner adverse to holders of Assured Guaranty subordinated debt securities; or

  •
  modify any of the above provisions.

        In addition, no supplemental indenture may, directly or indirectly, modify or eliminate the subordination provisions of the Assured Guaranty subordinated indenture in any manner that might terminate or impair the subordination of the Assured Guaranty subordinated debt securities of any series to senior indebtedness without the prior written consent of the holders of the senior indebtedness.

        Assured Guaranty and the trustee may modify or amend the Assured Guaranty indenture and the Assured Guaranty debt securities of any series without the consent of any holder in order to, among other things:

  •
  provide for a successor to Assured Guaranty pursuant to a consolidation, amalgamation, merger or sale of assets;

  •
  add to the covenants of Assured Guaranty for the benefit of the holders of all or any series of Assured Guaranty debt securities or to surrender any right or power conferred upon Assured Guaranty;

  •
  provide for a successor trustee with respect to the Assured Guaranty debt securities of all or any series;

  •
  cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either Assured Guaranty indenture which will not adversely affect the interests of the holders of Assured Guaranty debt securities of any series;

  •
  change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Assured Guaranty debt securities;

  •
  add any additional events of default with respect to all or any series of Assured Guaranty debt securities;

  •
  secure the Assured Guaranty debt securities;

  •
  provide for conversion or exchange rights of the holders of any series of Assured Guaranty debt securities; or

  •
  make any other change that does not materially adversely affect the interests of the holders of any Assured Guaranty debt securities then outstanding.

        The holders of at least a majority in principal amount of the outstanding Assured Guaranty debt securities of any series may, on behalf of the holders of all Assured Guaranty debt securities of that series, waive compliance by Assured Guaranty with specified covenants. The holders of not less than a majority in principal amount of the outstanding Assured Guaranty debt securities of any series may, on behalf of the holders of all Assured Guaranty debt securities of that series, waive any past default and its consequences with respect to the Assured Guaranty debt securities of that series, except a default:

  •
  in the payment of principal of, any premium or interest on or any additional amounts with respect to Assured Guaranty debt securities of that series; or

  •
  in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Assured Guaranty debt security of any series affected.

        Under each Assured Guaranty indenture, Assured Guaranty must annually furnish the trustee with a statement regarding its performance of specified obligations and any default in its performance under the applicable Assured Guaranty indenture. Assured Guaranty is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform, or breach of, any covenant or warranty contained in the applicable Assured Guaranty indenture or the Assured Guaranty debt securities.

Discharge, Defeasance and Covenant Defeasance

        We may discharge our payment obligations on the Assured Guaranty debt securities, which we refer to as defeasance, or elect to be discharged from complying with the covenants in the Assured Guaranty indentures, except for certain ministerial obligations, like registering transfers or exchanges of the Assured Guaranty debt securities, which we refer to as covenant defeasance.

        Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of a cash amount or government obligations, or both, which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of, any premium and interest on and any additional amounts with respect to, the Assured Guaranty debt securities on the scheduled due dates.

        We may only do this if, among other things:

  •
  the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable Assured Guaranty indenture or any other material agreement or instrument to which Assured Guaranty is a party or by which it is bound;

  •
  no event of default or event which with notice or lapse of time or both would become an event of default with respect to the Assured Guaranty debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

  •
  we have delivered to the trustee an opinion of counsel to the effect that you will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the I.R.S. received by us, a revenue ruling published by the I.R.S. or a change in applicable U.S. Federal income tax law occurring after the date of the applicable Assured Guaranty indenture.

Subordination of Assured Guaranty Subordinated Debt Securities

        The Assured Guaranty subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness. Upon any payment or distribution of our assets, whether in cash, property or securities, to creditors upon our dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of Assured Guaranty subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on or any additional amounts with respect to the Assured Guaranty subordinated debt securities. This means that the holders of senior indebtedness will be entitled to receive any payment or distribution of any kind or character, including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Assured Guaranty being subordinated to the payment of Assured Guaranty subordinated debt securities, which may be payable or deliverable in respect of the Assured Guaranty subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding.

        By reason of subordination, in the event of our liquidation or insolvency, holders of our senior indebtedness and holders of our other obligations that are not subordinated to senior indebtedness may recover more ratably than the holders of the Assured Guaranty subordinated debt securities.

        Subject to the payment in full of all senior indebtedness, your rights, as a holder of the Assured Guaranty subordinated debt securities, will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of our cash, property or securities applicable to the senior indebtedness until the principal of, any premium and interest on and any additional amounts with respect to the Assured Guaranty senior debt securities have been paid in full.

        No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Assured Guaranty subordinated debt securities of any series may be made:

  •
  if any senior indebtedness is not paid when due and any applicable grace period with respect to the default has ended and has not been cured or waived or ceased to exist, or

  •
  if the maturity of any senior indebtedness has been accelerated because of a default.

        The Assured Guaranty subordinated indenture does not limit or prohibit us from incurring additional senior indebtedness, which may include indebtedness that is senior to the Assured Guaranty subordinated debt securities but subordinate to our other obligations. The Assured Guaranty senior debt securities will constitute senior indebtedness with respect to the Assured Guaranty subordinated debt securities.

        The term "senior indebtedness" means all indebtedness of Assured Guaranty outstanding at any time, except:

  •
  the Assured Guaranty subordinated debt securities of the series;

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  indebtedness as to which, by the terms of the instrument creating or evidencing the indebtedness, it is provided that the indebtedness is subordinated to or ranks equally with the Assured Guaranty subordinated debt securities;

  •
  indebtedness to an affiliate;

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  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding, unless the interest is an allowed claim enforceable against Assured Guaranty in a proceeding under federal or state bankruptcy laws; and

  •
  trade accounts payable.

        Senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness.

        The Assured Guaranty subordinated indenture provides that these subordination provisions may be changed prior to issuance of the Assured Guaranty subordinated debt securities. Any change would be described in the applicable prospectus supplement.

New York Law to Govern

        The Assured Guaranty indentures and the Assured Guaranty debt securities will be governed by, and construed in accordance with, the laws of the state of New York.

Information Concerning the Trustee

        We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with The Bank of New York and its affiliates in the ordinary course of business.

        Under each Assured Guaranty indenture, The Bank of New York is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable Assured Guaranty indenture and related matters.

DESCRIPTION OF THE ASSURED GUARANTY US HOLDINGS DEBT SECURITIES
AND ASSURED GUARANTY GUARANTEE

        The following description of the Assured Guaranty US Holdings debt securities and the Assured Guaranty guarantee sets forth the material terms and provisions of the Assured Guaranty US Holdings debt securities and the Assured Guaranty guarantee to which any prospectus supplement may relate. The Assured Guaranty US Holdings senior debt securities are to be issued under an indenture, referred to in this prospectus as the Assured Guaranty US Holdings senior indenture, among Assured Guaranty US Holdings, Assured Guaranty, as guarantor, and The Bank of New York, as trustee, dated as of May 1, 2004, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Assured Guaranty US Holdings subordinated debt securities are to be issued under an indenture, referred to in this prospectus as the Assured Guaranty US Holdings subordinated indenture, among Assured Guaranty US Holdings, Assured Guaranty, as guarantor, and The Bank of New York, as trustee, dated as of December 1, 2006, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Assured Guaranty US Holdings senior indenture and the Assured Guaranty US Holdings subordinated indenture are sometimes referred to herein collectively as the Assured Guaranty US Holdings indentures and each individually as an Assured Guaranty US Holdings indenture. The specific terms applicable to a particular issuance of Assured Guaranty US Holdings debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

        The following is a summary of the material terms and provisions of the Assured Guaranty US Holdings indentures, the Assured Guaranty US Holdings debt securities and the Assured Guaranty guarantee. You should refer to the Assured Guaranty US Holdings indentures and the Assured Guaranty US Holdings debt securities for complete information regarding the terms and provisions of the Assured Guaranty US Holdings indentures, the Assured Guaranty US Holdings debt securities and the Assured Guaranty guarantee. The Assured Guaranty US Holdings indentures are substantially identical, except for the covenants of Assured Guaranty US Holdings and Assured Guaranty and provisions relating to subordination.

General

        The Assured Guaranty US Holdings indentures do not limit the aggregate principal amount of Assured Guaranty US Holdings debt securities which Assured Guaranty US Holdings may issue. Assured Guaranty US Holdings may issue Assured Guaranty US Holdings debt securities under the Assured Guaranty US Holdings indentures from time to time in one or more series. The Assured Guaranty US Holdings indentures do not limit the amount of other indebtedness or Assured Guaranty US Holdings debt securities, other than secured indebtedness which we, Assured Guaranty US Holdings or their respective subsidiaries may issue.

        Unless otherwise set forth in the applicable prospectus supplement, the Assured Guaranty US Holdings senior debt securities will be unsecured obligations of Assured Guaranty US Holdings and will rank equally with all of its other unsecured and unsubordinated indebtedness, subordinated in right of payment to the prior payment in full of all of Assured Guaranty US Holdings senior indebtedness, which term includes Assured Guaranty US Holdings senior debt securities, as described below under "Subordination of Assured Guaranty US Holdings Subordinated Debt Securities."

        Because Assured Guaranty US Holdings is a holding company, its rights and the rights of its creditors, including you as a holder of Assured Guaranty US Holdings debt securities, to participate in any distribution of assets of any subsidiary upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that Assured Guaranty US Holdings is a creditor of the subsidiary. The rights of creditors of Assured Guaranty US Holdings, including you as a holder of Assured Guaranty US Holdings debt securities, to participate in the distribution of stock owned by Assured Guaranty US Holdings in its subsidiaries, including Assured Guaranty US Holdings' insurance subsidiaries, may also be subject to the approval of insurance regulatory authorities having jurisdiction over the subsidiaries.

        The applicable prospectus supplement will describe the following terms of the offered Assured Guaranty US Holdings debt securities:

  •
  the title of the series;

  •
  any limit on the aggregate principal amount;

  •
  the principal payment dates;

  •
  the interest rates, if any, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar option. This interest rate may be zero in the case of Assured Guaranty US Holdings debt securities issued at an issue price representing a discount from the principal amount payable at maturity;

  •
  the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

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  the interest payment dates and regular record dates;

  •
  whether and under what circumstances Assured Guaranty US Holdings will pay additional amounts because of taxes or governmental charges that might be imposed on holders of the Assured Guaranty US Holdings debt securities and, if so, whether and on what terms we will have the option to redeem the Assured Guaranty US Holdings debt securities in lieu of paying these additional amounts;

  •
  the place or places where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings debt securities will be payable, where any of the Assured Guaranty US Holdings debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any of the Assured Guaranty US Holdings debt securities may be surrendered for conversion or exchange;

  •
  whether any of the Assured Guaranty US Holdings debt securities are to be redeemable at the option of Assured Guaranty US Holdings and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part, at the option of Assured Guaranty US Holdings;

  •
  whether Assured Guaranty US Holdings will be obligated to redeem or purchase any of the Assured Guaranty US Holdings debt securities pursuant to any sinking fund or analogous provision or at your option and, if so, the date or dates and other terms and conditions on which the Assured Guaranty US Holdings debt securities will be redeemed or purchased pursuant to this obligation, and any provisions for the remarketing of the Assured Guaranty US Holdings debt securities redeemed or purchased;

  •
  if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any Assured Guaranty US Holdings debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any Assured Guaranty US Holdings debt securities to be issued in bearer form will be issuable;

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  whether the Assured Guaranty US Holdings debt securities will be convertible into other securities of Assured Guaranty US Holdings and/or exchangeable for securities of Assured Guaranty or other issuers and, if so, the terms and conditions upon which the Assured Guaranty US Holdings debt securities will be convertible or exchangeable;

  •
  if other than the principal amount, the portion of the principal amount, or the method by which this portion will be determined, of the Assured Guaranty US Holdings debt securities that will be payable upon declaration of acceleration of the maturity of the Assured Guaranty US Holdings debt securities;

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  if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on the Assured Guaranty US Holdings debt securities will be payable;

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  whether the principal of, any premium or interest on or any additional amounts on the Assured Guaranty US Holdings debt securities will be payable, at the election of Assured Guaranty US Holdings or you, in a currency other than that in which the Assured Guaranty US Holdings debt securities are stated to be payable and the dates and other terms upon which this election may be made;

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  any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts on the Assured Guaranty US Holdings debt securities;

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  whether the Assured Guaranty US Holdings debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

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  whether the Assured Guaranty US Holdings debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

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  in the case of Assured Guaranty US Holdings subordinated debt securities, the relative degree, if any, to which the Assured Guaranty US Holdings subordinated debt securities of the series and the related Assured Guaranty guarantee will be senior to or be subordinated to other series of Assured Guaranty US Holdings subordinated debt securities and the related Assured Guaranty guarantee(s) or other indebtedness of Assured Guaranty US Holdings or Assured Guaranty, as the case may be, in right of payment, whether the other series of Assured Guaranty US Holdings subordinated debt securities or other indebtedness is outstanding or not;

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  any deletions from, modifications of or additions to the events of default or covenants of Assured Guaranty US Holdings or Assured Guaranty with respect to the Assured Guaranty US Holdings debt securities;

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  whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to the Assured Guaranty US Holdings debt securities;

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  whether any of the Assured Guaranty US Holdings debt securities are to be issued upon the exercise of warrants, and the time, manner and place for the Assured Guaranty US Holdings debt securities to be authenticated and delivered; and

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  any other terms of the Assured Guaranty US Holdings debt securities and any other deletions from or modifications or additions to the applicable Assured Guaranty US Holdings indenture in respect of the Assured Guaranty US Holdings debt securities.

        Assured Guaranty US Holdings has the ability under the Assured Guaranty US Holdings indentures to reopen a previously issued series of Assured Guaranty US Holdings debt securities and issue additional Assured Guaranty US Holdings debt securities of that series or establish additional terms of that series. Assured Guaranty US Holdings is also permitted to issue Assured Guaranty US Holdings debt securities with the same terms as previously issued Assured Guaranty US Holdings debt securities.

        Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on and additional amounts, if any, on the Assured Guaranty US Holdings debt securities will initially be payable at the corporate trust office of the trustee, or any other office or agency designated by Assured Guaranty US Holdings for this purpose. Interest on Assured Guaranty US Holdings debt securities issued in registered form:

  •
  may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and

  •
  will be payable on any interest payment date to the persons in whose names the Assured Guaranty US Holdings debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

        Assured Guaranty US Holdings will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, Assured Guaranty US Holdings is required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings debt securities are payable.

        Unless otherwise set forth in the applicable prospectus supplement, you may present the Assured Guaranty US Holdings debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by Assured Guaranty US Holdings or the security registrar, or exchange for other Assured Guaranty US Holdings debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by Assured Guaranty US Holdings for these purposes. This office will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although Assured Guaranty US Holdings may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Assured Guaranty US Holdings is not required to:

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  issue, register the transfer of, or exchange, Assured Guaranty US Holdings debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Assured Guaranty US Holdings debt securities and ending at the close of business on the day of mailing; or

  •
  register the transfer of or exchange any Assured Guaranty US Holdings debt security selected for redemption, in whole or in part, except the unredeemed portion of any Assured Guaranty US Holdings debt security being redeemed in part.

        Assured Guaranty US Holdings has appointed the trustee as security registrar. The security registrar and any transfer agent initially designated by Assured Guaranty US Holdings will be named in the applicable prospectus supplement. At any time, Assured Guaranty US Holdings may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, Assured Guaranty US Holdings is required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings debt securities are payable.

        Unless otherwise set forth in the applicable prospectus supplement, we will only issue the Assured Guaranty US Holdings debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. If the Assured Guaranty US Holdings debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. federal income tax considerations applicable to, and to payment on and transfer and exchange of, these securities, will be described in the applicable prospectus supplement.

        The Assured Guaranty US Holdings debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Assured Guaranty US Holdings debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        If the purchase price, or the principal of, any premium or interest on or any additional amounts with respect to, any Assured Guaranty US Holdings debt securities is payable, or if any Assured Guaranty US Holdings debt securities are denominated, in one or more foreign currencies or currency units, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

        Unless otherwise set forth in the applicable prospectus supplement, other than as described below under "—Covenants Applicable to Assured Guaranty US Holdings Senior Debt Securities—Limitation on Liens on Stock of Designated Subsidiaries," the Assured Guaranty US Holdings indentures do not contain any provisions that would limit the ability of Assured Guaranty US Holdings to incur indebtedness or that would afford holders of Assured Guaranty US Holdings debt securities protection in the event of a sudden and significant decline in the credit quality of Assured Guaranty US Holdings or Assured Guaranty or a takeover, recapitalization or highly leveraged or similar transaction involving Assured Guaranty US Holdings or Assured Guaranty. Accordingly, Assured Guaranty US Holdings or Assured Guaranty could, in the future, enter into transactions that could increase the amount of its outstanding indebtedness that could affect its respective capital structure or credit rating.

Assured Guaranty Guarantee

        We will fully and unconditionally guarantee all payments on the Assured Guaranty US Holdings debt securities. Unless otherwise set forth in the applicable prospectus supplement, our guarantee of the Assured Guaranty US Holdings senior debt securities will be an unsecured obligation of Assured Guaranty and will rank equally with all of our other unsecured and unsubordinated indebtedness. Our guarantee of the Assured Guaranty US Holdings subordinated debt securities will be an unsecured obligation of Assured Guaranty, subordinated in right of payment to the prior payment in full of all Assured Guaranty senior indebtedness.

        Since we are a holding company, our rights and the rights of our creditors, including you as a holder of the Assured Guaranty US Holdings debt securities who would be a creditor of ours by virtue of our guarantee, and shareholders to participate in any distribution of the assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary's creditors, except to the extent that we may be a creditor of the subsidiary. The right of our creditors, including you, to participate in the distribution of the stock owned by us in some of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries.

Conversion and Exchange

        The terms, if any, on which Assured Guaranty US Holdings debt securities are convertible into or exchangeable for, either mandatorily or at your or Assured Guaranty US Holdings' option, common shares of Assured Guaranty, preferred shares of Assured Guaranty or other securities, whether or not issued by Assured Guaranty, property or cash, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Payments of Additional Amounts

        We will make all payments on Assured Guaranty US Holdings debt securities without withholding of any present or future taxes or governmental charges of Bermuda, referred to in this prospectus as a taxing jurisdiction, unless we are required to do so by applicable law or regulation.

        If we are required to withhold amounts, we will, subject to the limitations described below, pay to you additional amounts so that every net payment made to you, after the withholding, will not be the same amount provided for in the Assured Guaranty US Holdings debt security and the applicable Assured Guaranty US Holdings indenture.

        We will not be required to pay any additional amounts for:

  •
  any tax or governmental charge which would not have been imposed but for the fact that you:
  •
  were a resident of, or engaged in business or maintained a permanent establishment or were physically present in, the taxing jurisdiction or otherwise had some connection with the taxing jurisdiction other than the mere ownership of, or receipt of payment on, the Assured Guaranty US Holdings debt security;

    •
    presented the Assured Guaranty US Holdings debt security for payment in the taxing jurisdiction, unless the Assured Guaranty US Holdings debt security could not have been presented for payment elsewhere; or

    •
    presented the Assured Guaranty US Holdings debt security for payment more than 30 days after the date on which the payment became due, unless you would have been entitled to these additional amounts if you had presented the Assured Guaranty US Holdings debt security for payment within the 30-day period;

  •
  any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;

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  any tax or other governmental charge that is imposed or withheld because of your failure to comply with any reasonable request by us:
  •
  to provide information concerning your nationality, residence or identity or that of the beneficial owner; or

  •
  to make any claim or satisfy any information or reporting requirement, which in either case is required by the taxing jurisdiction as a precondition to exemption from all or part of the tax or other governmental charge; or

  •
  any combination of the above items.

        In addition, we will not pay additional amounts if you are a fiduciary or partnership or other than the sole beneficial owner of the Assured Guaranty US Holdings debt security if the beneficiary or partner or settlor would not have been entitled to the additional amounts had it been the holder of the Assured Guaranty US Holdings debt security.

Global Securities

        The Assured Guaranty US Holdings debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global Assured Guaranty US Holdings debt security will be shown on, and transfers of the Assured Guaranty US Holdings debt securities will be effected only through, records maintained by the depositary and its participants as described below.

        The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Covenants Applicable to Assured Guaranty US Holdings Senior Debt Securities

  Limitation on Liens on Stock of Designated Subsidiaries

        Under the Assured Guaranty US Holdings senior indenture, each of Assured Guaranty US Holdings and Assured Guaranty has covenanted that, so long as any Assured Guaranty US Holdings senior debt securities are outstanding, it will not, nor will it permit any subsidiary to, create, incur, assume, guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless Assured Guaranty US Holdings and Assured Guaranty concurrently provide that the Assured Guaranty US Holdings senior debt securities and, if Assured Guaranty US Holdings and Assured Guaranty elect, any other indebtedness of Assured Guaranty US Holdings that is not subordinate to the Assured Guaranty US Holdings senior debt securities and with respect to which the governing instruments require, or pursuant to which the

Assured Guaranty US Holdings is otherwise obligated, to provide such security, will be secured equally with the indebtedness for at least the time period the other indebtedness is so secured.

        The term "designated subsidiary" means any present or future consolidated subsidiary of Assured Guaranty, the consolidated net worth of which constitutes at least 5% of Assured Guaranty's consolidated net worth.

        For purposes of the Assured Guaranty US Holdings indentures, the term "indebtedness" means, with respect to any person:

  •
  the principal of and any premium and interest on:
  •
  indebtedness for money borrowed; and

  •
  indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;

  •
  all capitalized lease obligations;

  •
  all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

  •
  all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations, other than obligations of the type referred to above, entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit;

  •
  all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;

  •
  all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and

  •
  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

  Limitations on Disposition of Stock of Designated Subsidiaries

        The Assured Guaranty US Holdings senior indenture also provides that, so long as any Assured Guaranty US Holdings senior debt securities are outstanding and except in a transaction otherwise governed by the Assured Guaranty US Holdings indentures, neither Assured Guaranty US Holdings nor Assured Guaranty will issue, sell, assign, transfer or otherwise dispose of any shares of securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, Assured Guaranty US Holdings will not permit any designated subsidiary to issue, other than to Assured Guaranty US Holdings or Assured Guaranty, these types of securities, warrants, rights or options, other than director's qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, Assured Guaranty would own, directly or indirectly, less than 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.

        However, Assured Guaranty US Holdings may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by Assured Guaranty US Holdings' board or if required by law or regulation. Assured Guaranty US Holdings or Assured Guaranty, as the case may be, may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary of Assured Guaranty, the shares of capital stock of which Assured Guaranty owns at least 80% or, subject to the provisions described under "—Consolidation, Amalgamation, Merger and Sale of Assets" below, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by Assured Guaranty US Holdings' or Assured Guaranty's board.

Consolidation, Amalgamation, Merger and Sale of Assets

        Each Assured Guaranty US Holdings indenture provides that Assured Guaranty US Holdings and Assured Guaranty may not:

  •
  consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person; or

  •
  permit any person to consolidate or amalgamate with or merge into Assured Guaranty US Holdings or Assured Guaranty, respectively, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Assured Guaranty US Holdings or Assured Guaranty, respectively;

unless:

  •
  in the case of Assured Guaranty US Holdings, the person is a corporation organized and existing under the laws of the United States of America, any state of the United States or the District of Columbia;

  •
  in the case of Assured Guaranty, the person is a corporation organized and existing under the laws of the United States of America, any state of the United States, the District of Columbia, Bermuda or any other country that, on August 1, 1999, was a member of the Organization for Economic Cooperation and Development;

  •
  the surviving entity expressly assumes the payment of all amounts on all of the Assured Guaranty US Holdings or Assured Guaranty debt securities and the performance of Assured Guaranty US Holdings' or Assured Guaranty's obligations under the Assured Guaranty US Holdings indenture and the Assured Guaranty US Holdings debt securities or Assured Guaranty indenture and Assured Guaranty debt securities; and

  •
  the surviving entity provides for conversion or exchange rights in accordance with the provisions of the Assured Guaranty debt securities of any series that are convertible or exchangeable into common shares or other securities; and

  •
  immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of Assured Guaranty US Holdings or Assured Guaranty or a subsidiary as a result of the transaction as having been incurred by Assured Guaranty US Holdings or Assured Guaranty or the subsidiary at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing.

Events of Default

        Each of the following events will constitute an event of default under each Assured Guaranty US Holdings indenture, whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

  •
  default in the payment of any interest on, or any additional amounts payable with respect to, any Assured Guaranty US Holdings debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;

  •
  default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any Assured Guaranty US Holdings debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

  •
  default in the deposit of any sinking fund payment when due;

  •
  default in the performance, or breach, of any covenant or warranty of Assured Guaranty US Holdings or Assured Guaranty for the benefit of the holders of the Assured Guaranty US Holdings debt securities, and the continuance of this default or breach for a period of 60 days after Assured Guaranty US Holdings has received written notice from the holders;

  •
  if any event of default under a mortgage, indenture or instrument under which Assured Guaranty or Assured Guaranty US Holdings may issue, or by which Assured Guaranty or Assured Guaranty US Holdings may secure or evidence, any indebtedness, including an event of default under any other series of Assured Guaranty US Holdings debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after Assured Guaranty US Holdings has received written notice;

  •
  Assured Guaranty US Holdings or Assured Guaranty shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

  •
  events in bankruptcy, insolvency or reorganization of Assured Guaranty US Holdings or Assured Guaranty; and

  •
  any other event of default, which will be described in the applicable prospectus supplement.

        If an event of default with respect to the Assured Guaranty US Holdings debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding Assured Guaranty US Holdings debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the Assured Guaranty US Holdings debt securities, of all outstanding Assured Guaranty US Holdings debt securities of the series to be immediately due and payable by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the Assured Guaranty US Holdings debt securities of the series may rescind and annul the declaration of acceleration. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the Assured Guaranty US Holdings debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder.

        In connection with the issuance of any debt securities, the supplemental indenture shall provide that notwithstanding the foregoing, at the election of Assured Guaranty or Assured guaranty US Holdings, the sole remedy for the failure by Assured Guaranty or Assured Guaranty US Holdings to comply with the covenant in the indenture requiring Assured Guaranty or Assured Guaranty US Holdings to file with the trustee copies of the reports and other information it files with the SEC ("Assured Guaranty/ Assured Guaranty US Holdings' SEC filing obligations") and for any failure by Assured Guaranty or Assured Guaranty US Holdings to comply with the requirements of Section 314(a)(1) of the TIA, which similarly requires Assured Guaranty or Assured Guaranty US Holdings to file with the trustee copies of the reports and other information it files with the SEC, shall, for the first 270 days after the occurrence of such failure consist exclusively of the right to receive additional interest on the debt securities of such series at an annual rate equal to 0.25% of the principal amount of the debt securities. This additional interest will accrue on the debt securities from and including the date on which a failure to comply with Assured Guaranty/ Assured Guaranty US Holdings' SEC filing obligations or the failure to comply with the requirements of Section 314(a)(1) of the TIA first occurs to but not including the 270th day thereafter (or such earlier date on which such failure shall have been cured or waived). On such 270th day (or earlier, if such failure is cured or waived prior to such 270th day), such additional interest will cease to accrue and, if such failure has not been cured or waived prior to such 270th day, then either the trustee or the holders of not less than 25% in the aggregate principal amount of the debt securities of such series then outstanding may declare the principal of all the debt securities of such series, together with accrued interest, to be due and payable immediately. However, prior to such 270th day, any such failure shall not be an event of default. This provision shall not affect the rights of holders in the event of the occurrence of any other event of default.

        Each Assured Guaranty US Holdings indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee must transmit, notice of the default to each holder of the Assured Guaranty US Holdings debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any Assured Guaranty US Holdings debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determine in good faith that the withholding of the notice is in the best interest of the holders.

        If an event of default occurs and is continuing with respect to the Assured Guaranty US Holdings debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of Assured Guaranty US Holdings debt securities by all appropriate judicial proceedings. Each Assured Guaranty US Holdings indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Assured Guaranty US Holdings indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding Assured Guaranty US Holdings debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Assured Guaranty US Holdings debt securities of the series.

Modification and Waiver

        Assured Guaranty US Holdings, Assured Guaranty and the trustee may modify or amend either Assured Guaranty US Holdings indenture with the consent of the holders of not less than a majority in principal amount of the outstanding Assured Guaranty US Holdings debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:

  •
  change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to any Assured Guaranty US Holdings debt security;

  •
  reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any Assured Guaranty US Holdings debt security;

  •
  change the obligation of Assured Guaranty US Holdings or Assured Guaranty to pay additional amounts with respect to any Assured Guaranty US Holdings debt security;

  •
  reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;

  •
  change the redemption provisions of any Assured Guaranty US Holdings debt security or adversely affect the right of repayment at the option of any holder of any Assured Guaranty US Holdings debt security;

  •
  change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any Assured Guaranty US Holdings debt security is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Assured Guaranty US Holdings debt security, or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

  •
  reduce the percentage in principal amount of the outstanding Assured Guaranty US Holdings debt securities, the consent of whose holders is required in order to take specific actions;

  •
  reduce the requirements for quorum or voting by holders of Assured Guaranty US Holdings debt securities;

  •
  modify any of the provisions relating to the subordination of the Assured Guaranty US Holdings debt securities or the Assured Guaranty guarantee in a manner adverse to the holders of Assured Guaranty US Holdings subordinated debt securities;

  •
  modify or effect in any manner adverse to the holders of Assured Guaranty US Holdings debt securities the terms and conditions of the obligations of Assured Guaranty in respect of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund requirements or additional amounts with respect to, the Assured Guaranty US Holdings debt securities;

  •
  modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of Assured Guaranty US Holdings debt securities, except to increase any percentage vote required or to provide that other provisions of the Assured Guaranty US Holdings indenture cannot be modified or waived without the consent of the holder of each Assured Guaranty US Holdings debt security affected by the modification or waiver;

  •
  make any change that adversely affects the right to convert or exchange any Assured Guaranty US Holdings debt security into or for other securities of Assured Guaranty US Holdings, Assured Guaranty or other securities, cash or property in accordance with its terms; or

  •
  modify any of the above provisions.

        In addition, no supplemental indenture may, directly or indirectly, modify or eliminate the subordination provisions of the Assured Guaranty US Holdings subordinated indenture in any manner which might terminate or impair the subordination of the Assured Guaranty US Holdings subordinated debt securities to senior indebtedness or the subordination of the related Assured Guaranty guarantee to Assured Guaranty senior indebtedness, without the prior written consent of the holders of the senior indebtedness or the Assured Guaranty senior indebtedness, respectively.

        Assured Guaranty US Holdings, Assured Guaranty and the trustee may modify or amend the Assured Guaranty US Holdings indenture and the Assured Guaranty US Holdings debt securities of any series without the consent of any holder in order to, among other things:

  •
  provide for a successor to Assured Guaranty US Holdings or Assured Guaranty pursuant to a consolidation, amalgamation, merger or sale of assets;

  •
  add to the covenants of Assured Guaranty US Holdings or Assured Guaranty for the benefit of the holders of all or any series of Assured Guaranty US Holdings debt securities or to surrender any right or power conferred upon Assured Guaranty US Holdings or Assured Guaranty by the applicable Assured Guaranty US Holdings indenture;

  •
  provide for a successor trustee with respect to the Assured Guaranty US Holdings debt securities of all or any series;

  •
  cure any ambiguity or correct or supplement any provision in either Assured Guaranty US Holdings indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either Assured Guaranty US Holdings indenture which will not adversely affect the interests of the holders of Assured Guaranty US Holdings debt securities of any series;

  •
  change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Assured Guaranty US Holdings debt securities under either Assured Guaranty US Holdings indenture;

  •
  add any additional events of default with respect to all or any series of Assured Guaranty US Holdings debt securities;

  •
  secure the Assured Guaranty US Holdings debt securities;

  •
  provide for conversion or exchange rights of the holders of any series of Assured Guaranty US Holdings debt securities; or

  •
  make any other change that does not materially adversely affect the interests of the holders of any Assured Guaranty US Holdings debt securities then outstanding under the applicable Assured Guaranty US Holdings indenture.

        The holders of at least a majority in principal amount of the outstanding Assured Guaranty US Holdings debt securities of any series may, on behalf of the holders of all Assured Guaranty US Holdings debt securities of that series, waive compliance by Assured Guaranty US Holdings and Assured Guaranty with specified covenants of the applicable Assured Guaranty US Holdings indenture. The holders of not less than a majority in principal amount of the outstanding Assured Guaranty US Holdings debt securities on behalf of the holders of all Assured Guaranty US Holdings debt securities of that series may waive any past default and its consequences with respect to the Assured Guaranty US Holdings debt securities of that series, except a default:

  •
  in the payment of principal, any premium or interest on or any additional amounts with respect to Assured Guaranty US Holdings debt securities of the series; or

  •
  in respect of a covenant or provision of the applicable Assured Guaranty US Holdings indenture that cannot be modified or amended without the consent of the holder of each outstanding Assured Guaranty US Holdings debt security of any series affected.

        Under each Assured Guaranty US Holdings indenture, each of Assured Guaranty US Holdings and Assured Guaranty must annually furnish the trustee a statement regarding its performance of specified obligations and any default in its performance under the applicable Assured Guaranty US Holdings indenture. Each of Assured Guaranty US Holdings and Assured Guaranty is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform or breach of any covenant or warranty contained in the applicable Assured Guaranty US Holdings indenture or the Assured Guaranty US Holdings debt securities of any series.

Discharge, Defeasance and Covenant Defeasance

        Assured Guaranty US Holdings or Assured Guaranty may discharge their payment obligations on the Assured Guaranty US Holdings debt securities, which we refer to as defeasance, or elect to be discharged from complying with the covenants in the Assured Guaranty US Holdings indentures, except for certain ministerial obligations, like registering transfers or exchanges of the Assured Guaranty US Holdings debt securities, which we refer to as covenant defeasance.

        Assured Guaranty US Holdings or Assured Guaranty may only do this if, among other things:

  •
  the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable Assured Guaranty US Holdings indenture or any other material agreement or instrument to which Assured Guaranty US Holdings or Assured Guaranty is a party or by which either or them is bound;

  •
  no event of default or event which with notice or lapse of time or both would become an event of default with respect to the Assured Guaranty US Holdings debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

  •
  Assured Guaranty US Holdings or Assured Guaranty has delivered to the trustee an opinion of counsel to the effect that you will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the I.R.S. received by Assured Guaranty US Holdings or Assured Guaranty, a Revenue Ruling published by the I.R.S. or a change in applicable U.S. federal income tax law occurring after the date of the applicable Assured Guaranty US Holdings indenture.

Subordination of Assured Guaranty US Holdings Subordinated Debt Securities

        The Assured Guaranty US Holdings subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness. Upon any payment or distribution of assets of Assured Guaranty US Holdings of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of Assured Guaranty US Holdings, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of Assured Guaranty US Holdings subordinated debt securities of that series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the Assured Guaranty US Holdings subordinated debt securities. This means that the holders of the senior indebtedness will be entitled to receive any payment or distribution, which may be payable or deliverable by reason of the payment of any other indebtedness of Assured Guaranty US Holdings being subordinated to the payment of Assured Guaranty US Holdings subordinated debt securities, which may be payable or deliverable in respect of the Assured Guaranty US Holdings subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding.

        By reason of this subordination, in the event of liquidation or insolvency of Assured Guaranty US Holdings, holders of senior indebtedness and holders of other obligations of Assured Guaranty US Holdings that are not subordinated to the senior indebtedness may recover more, ratably, than the holders of the Assured Guaranty US Holdings subordinated debt securities.

        Subject to the payment in full of all senior indebtedness, the rights of the holders of the Assured Guaranty US Holdings subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to receive payments or distributions of cash, property or securities of Assured Guaranty US Holdings applicable to the senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the Assured Guaranty US Holdings subordinated debt securities have been paid in full.

        No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings subordinated debt securities may be made by Assured Guaranty US Holdings if:

  •
  any senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist; or

  •
  the maturity of any senior indebtedness has been accelerated because of a default.

        The Assured Guaranty US Holdings subordinated indenture does not limit or prohibit Assured Guaranty US Holdings from incurring additional senior indebtedness, which may include indebtedness that is senior to the Assured Guaranty US Holdings subordinated debt securities, but subordinate to other obligations of Assured Guaranty US Holdings. The Assured Guaranty US Holdings senior debt securities will constitute senior indebtedness with respect to the Assured Guaranty US Holdings subordinated debt securities.

        The term "senior indebtedness" means, with respect to the Assured Guaranty US Holdings subordinated debt securities of any particular series, all indebtedness of Assured Guaranty US Holdings outstanding at any time, except:

  •
  the Assured Guaranty US Holdings subordinated debt securities of that series;

  •
  indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the Assured Guaranty US Holdings subordinated debt securities;

  •
  indebtedness of Assured Guaranty US Holdings to an affiliate of Assured Guaranty US Holdings;

  •
  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against Assured Guaranty US Holdings in a proceeding under federal or state bankruptcy laws; and

  •
  trade accounts payable.

        Senior indebtedness with respect to the Assured Guaranty US Holdings subordinated debt securities shall continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness.

        The Assured Guaranty US Holdings subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of Assured Guaranty US Holdings subordinated debt securities, may be changed prior to issuance of the applicable Assured Guaranty US Holdings subordinated debt securities, which change would be described in the applicable prospectus supplement.

Subordination of Assured Guaranty Guarantee of Assured Guaranty US Holdings Subordinated Debt Securities

        The Assured Guaranty guarantee of Assured Guaranty US Holdings subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all Assured Guaranty senior indebtedness. Upon any payment or distribution of assets of Assured Guaranty of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of Assured Guaranty, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Assured Guaranty senior indebtedness will first be paid in full, or payment of the Assured Guaranty senior indebtedness provided for in money in accordance with its terms, before the holders of Assured Guaranty US Holdings subordinated debt securities are entitled to receive or retain any payment from Assured Guaranty on account of principal of, or any premium or interest on, or any additional amounts with respect to, the Assured Guaranty US Holdings subordinated debt securities. This means that the holders of Assured Guaranty senior indebtedness shall be entitled to receive any payment or distribution by Assured Guaranty of any kind or character, including any payment or distribution which may be payable or deliverable by Assured Guaranty by reason of the payment of any other indebtedness of Assured Guaranty being subordinated to the payment of Assured Guaranty US Holdings subordinated debt securities, which may be payable or deliverable by Assured Guaranty in respect of the Assured Guaranty US Holdings subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding.

        By reason of this subordination, in the event of liquidation or insolvency of Assured Guaranty, holders of Assured Guaranty senior indebtedness and holders of other obligations of Assured Guaranty that are not subordinated to the Assured Guaranty senior indebtedness may recover more, ratably, than the holders of the Assured Guaranty US Holdings subordinated debt securities.

        Subject to the payment in full of all Assured Guaranty senior indebtedness, the rights of the holders of the Assured Guaranty US Holdings subordinated debt securities under the Assured Guaranty guarantee will be subrogated to the rights of the holders of the Assured Guaranty senior indebtedness to receive payments or distributions of cash, property or securities of Assured Guaranty applicable to the Assured Guaranty senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the Assured Guaranty US Holdings senior debt securities have been paid in full.

        No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings subordinated debt securities of any series may be made by Assured Guaranty if:

  •
  any Assured Guaranty senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist; or

  •
  the maturity of any Assured Guaranty senior indebtedness has been accelerated because of a default.

        The Assured Guaranty US Holdings subordinated indenture does not limit or prohibit Assured Guaranty from incurring additional Assured Guaranty senior indebtedness, which may include indebtedness that is senior to the Assured Guaranty guarantee of the Assured Guaranty US Holdings subordinated debt securities, but subordinate to other obligations of Assured Guaranty. The Assured Guaranty senior debt securities will constitute Assured Guaranty senior indebtedness with respect to the Assured Guaranty US Holdings subordinated debt securities.

        The term "Assured Guaranty senior indebtedness" means, with respect to the Assured Guaranty US Holdings subordinated debt securities of any particular series, all indebtedness of Assured Guaranty outstanding at any time, except:

  •
  Assured Guaranty's obligations under the Assured Guaranty guarantee in respect of the Assured Guaranty US Holdings subordinated debt securities of that series;

  •
  indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with Assured Guaranty's obligations under the Assured Guaranty guarantee in respect of the Assured Guaranty US Holdings subordinated debt securities;

  •
  indebtedness of Assured Guaranty to an affiliate of Assured Guaranty;

  •
  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against Assured Guaranty in a proceeding under federal or state bankruptcy laws; and

  •
  trade accounts payable.

        The Assured Guaranty US Holdings subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of Assured Guaranty US Holdings subordinated debt securities, may be changed prior to the issuance of that series of Assured Guaranty US Holdings subordinated debt securities, which change would be described in the applicable prospectus supplement.

New York Law to Govern

        The Assured Guaranty US Holdings indentures are, and the Assured Guaranty US Holdings debt securities and the Assured Guaranty guarantee will be, governed by, and construed in accordance with, the laws of the state of New York.

DESCRIPTION OF THE WARRANTS TO PURCHASE ASSURED GUARANTY
COMMON SHARES OR PREFERRED SHARES

        The following summary sets forth the material terms and provisions of the common share warrants and preferred share warrants, which would be issued pursuant to a stock warrant agreement between Assured Guaranty and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard stock warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

        The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

  •
  the offering price, if any;

  •
  the designation and terms of the common shares or preferred shares purchasable upon exercise of the stock warrants;

  •
  if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

  •
  the number of common shares or preferred shares purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

  •
  the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

  •
  a discussion of the material U.S. federal income tax considerations;

  •
  any call provisions;

  •
  the currency in which the offering price, if any, and exercise price are payable;

  •
  the antidilution provisions of the stock warrants; and

  •
  any other terms of the stock warrants.

        The common shares or preferred shares issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Stock Warrants

        You may exercise your stock warrants by surrendering to the stock warrant agent your stock warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc., which we refer to in this prospectus as the NASD, or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the stock warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the stock warrants to be exercised in lawful money of the United States along with your stock warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate, form of election and aggregate payment, if applicable, by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the common shares or the preferred shares, as the case may be, a certificate representing the number of common shares or preferred shares purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the stock warrants evidenced by any stock warrant certificate, the stock warrant agent shall deliver to you a new stock warrant certificate representing your unexercised stock warrants.

Anti-dilution and Other Provisions

        The exercise price payable, the number of common shares or preferred shares purchasable upon the exercise of each stock warrant and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

  •
  the issuance of a stock dividend to holders of common shares or preferred shares; and

  •
  a combination, subdivision or reclassification of common shares or preferred shares.

        In lieu of adjusting the number of common shares or preferred shares purchasable upon exercise of each stock warrant, Assured Guaranty may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. We may also, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of common shares or preferred shares into which your stock warrants were exercisable immediately prior to this event.

No Rights as Shareholders

        You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of Assured Guaranty.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

        The following summary sets forth the material terms and provisions of the debt warrants, which would be issued pursuant to a debt warrant agreement between Assured Guaranty and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard debt warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

        The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

  •
  the offering price, if any;

  •
  the designation, aggregate principal amount and terms of the Assured Guaranty debt securities purchasable upon exercise of the debt warrants;

  •
  if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

  •
  the principal amount of Assured Guaranty debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of Assured Guaranty debt securities may be purchased upon exercise of the debt warrant;

  •
  the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

  •
  a discussion of the material U.S. federal income tax considerations;

  •
  whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

  •
  the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

  •
  the antidilution provisions of the debt warrants; and

  •
  any other terms of the debt warrants.

        You, as a debt warrant holder, will generally not have any of the rights of holders of Assured Guaranty debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the Assured Guaranty debt securities or to enforce any of the covenants of the Assured Guaranty debt securities or the applicable Assured Guaranty indenture.

Exercise of Debt Warrants

        You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the NASD or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, Assured Guaranty will issue the Assured Guaranty debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, representing contracts obligating you to purchase from us, and obligating us to sell to you, a specified number of common shares at a future date or dates. The price per common share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

        The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase the common shares under the stock purchase contracts, either:

  •
  senior debt securities or subordinated debt securities of Assured Guaranty US Holdings, fully and unconditionally guaranteed by Assured Guaranty; or

  •
  debt obligations of third parties, including U.S. Treasury securities.

        The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner, and, in some circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.

        The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. However, that description will not purport to be complete and will be qualified in its entirety by reference to:

  •
  the stock purchase contracts;

  •
  the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts or stock purchase units; and

  •
  if applicable, the prepaid stock purchase contracts and the document pursuant to which the prepaid stock purchase contracts will be issued.

PLAN OF DISTRIBUTION

        Assured Guaranty and/or Assured Guaranty US Holdings may sell offered securities in any one or more of the following ways from time to time:

  •
  through agents;

  •
  to or through underwriters;

  •
  through dealers; or

  •
  directly to purchasers.

        The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered securities and the proceeds to Assured Guaranty and/or Assured Guaranty US Holdings from the sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        The distribution of the offered securities may be effected from time to time:

  •
  in one or more transactions at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

        Offers to purchase offered securities may be solicited by agents designated by Assured Guaranty from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Assured Guaranty and/or Assured Guaranty US Holdings to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

        If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, Assured Guaranty and/or Assured Guaranty US Holdings will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

  •
  negotiated transactions;

  •
  at fixed public offering prices; or

  •
  at varying prices determined by the underwriters at the time of sale.

        In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.

        Assured Guaranty and/or Assured Guaranty US Holdings may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions as may be set forth in the applicable prospectus supplement. If Assured Guaranty and/or Assured Guaranty US Holdings grants any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

        If a dealer is utilized in the sales of offered securities, Assured Guaranty and/or Assured Guaranty US Holdings will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

        Offers to purchase offered securities may be solicited directly by Assured Guaranty and/or Assured Guaranty US Holdings, and the sale of the offered securities may be made by Assured Guaranty and/or Assured Guaranty US Holdings directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

        Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for Assured Guaranty and/or Assured Guaranty US Holdings. Any remarketing firm will be identified and the terms of its agreements, if any, with Assured Guaranty and/or Assured Guaranty US Holdings and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

        Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with Assured Guaranty and/or Assured Guaranty US Holdings, to indemnification by Assured Guaranty and/or Assured Guaranty US Holdings against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

        Assured Guaranty and/or Assured Guaranty US Holdings may authorize underwriters or other persons acting as Assured Guaranty's and/or Assured Guaranty US Holdings' agents to solicit offers by specified institutions to purchase offered securities from Assured Guaranty and/or Assured Guaranty US Holdings, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by Assured Guaranty and/or Assured Guaranty US Holdings. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        Each series of offered securities will be a new issue and, other than the common shares, which are listed on the NYSE, will have no established trading market. Assured Guaranty and/or Assured Guaranty US Holdings may elect to list any series of offered securities on an exchange and, in the case of the common shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, none of Assured Guaranty and/or Assured Guaranty US Holdings shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

        Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, Assured Guaranty and its subsidiaries in the ordinary course of business.

LEGAL MATTERS

        Certain matters as to U.S. and New York law in connection with this offering will be passed upon for us by Mayer Brown LLP, Chicago, Illinois. Certain matters as to Bermuda law will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES
FEDERAL SECURITIES LAWS AND OTHER MATTERS

        We are organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and a portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon Assured Guaranty or its non-U.S. directors and officers or to recover against us or our non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of common shares made hereby by serving our U.S. agent irrevocably appointed for that purpose.

        We have been advised by Conyers Dill & Pearman, our special Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. A Bermuda court would likely enforce a final and conclusive judgment in personam, which means a judgment against a specific person rather than against specific property, obtained in a court in the United States under which a sum of money is payable, other than a sum of money payable in respect of multiple damages, taxes or other charges of a similar nature or in respect of a fine or other penalty, provided that the Bermuda court was satisfied that each of the following conditions was met:

  •
  the U.S. court had proper jurisdiction over the parties subject to such judgment;

  •
  the U.S. court did not contravene the rules of natural justice of Bermuda;

  •
  the judgment of the U.S. court was not obtained by fraud;

  •
  the enforcement of the judgment would not be contrary to the public policy of Bermuda;

  •
  no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and

  •
  there is due compliance with the correct procedures under the laws of Bermuda.

        Further, we have been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction's public policy. Because judgments of U.S. courts are not automatically enforceable in Bermuda, it may be difficult for you to recover against us based upon such judgments.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may read and copy any document we file in the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents we file under the Exchange Act is 001-32141. Our SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you should call (212) 656-5060.

        We are allowed to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement that contains this prospectus and prior to the time that Assured Guaranty sells all of the securities offered by this prospectus:

  •
  Annual Report on Form 10-K for the year ended December 31, 2007;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008;

  •
  Current Report on Form 8-K filed on April 9, 2008; and

  •
  The description of our common shares contained in the Registration Statement on Form 8-A, dated April 15, 2004, of Assured Guaranty Ltd., filed with the SEC under Section 12(b) of the Exchange Act.

        You may request a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning us at the following address:

Investor Relations
Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
Telephone: (441) 296-4004

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following is an estimate, subject to future contingencies, of the expenses to be incurred by the registrants, in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee	$47,114	(1)
Accounting fees and expenses		(2)
Legal fees and expenses		(2)
Printing fees		(2)
Rating agency fees		(2)
Trustee fees and expenses		(2)
Miscellaneous fees and expenses		(2)

Total		$(2)

    (1)
    Plus amounts deferred in accordance with Rules 456(b) and 457(r).

    (2)
    Because an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable. An estimate of the aggregate expenses in connection with each sale of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Assured Guaranty Ltd.

        Bye-law 30 of Registrant's Bye-Laws provides, among other things, that the directors, secretary, other officers (such term to include for purposes of Bye-laws 30 and 31 any person appointed to any committee by the board of directors and any person who is or was serving the request of Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and the resident representative for the time being acting in relation to any of the affairs of Registrant and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of Registrant and every one of them, and their heirs, executors and administrators: (i) shall be indemnified and secured harmless out of the assets of Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of fraud or dishonesty; (ii) shall not be liable for he acts, receipts, neglects or defaults of any other director or officer or other person, or for any loss or expense incurred by Registrant through the insufficiency or deficiency of title to any property acquired by the board of directors for or on behalf of Registrant, or for the insufficiency or deficiency of any security in or upon which any of the monies of Registrant is invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects is deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of the duties of his or her office, or in relation thereto, unless the same happens through fraud or dishonesty on his or her part; and (iii) shall be indemnified out of the assets of Registrant against all liabilities, losses, costs and expenses which he or she or any of his or her heirs, executors or administrators, incur or may incur or sustain, by or by reason of any act, by such person, or other person or a collective of persons (including, without limitation, the board of directors), or by Registrant, done, concurred in or omitted in or about the execution of his, her or their duty, or supposed duty, or in his, her or their respective offices or trusts, in defending or appearing or giving evidence in any proceedings (such term to include, for the purposes of Bye-law 30, threatened proceedings, investigations and enquiries, whether by a regulatory authority, prosecutions authority or otherwise), whether civil or criminal, including where allegations of fraud and dishonesty are made against such director or other person, and Registrant shall pay to or on behalf of such director or other person any and all funds associated in defending or appearing or giving evidence in such proceedings (including, without limitation, independent representation and counseling by an attorney or other professional selected by such director or other person concerned) as and when such liabilities, losses, costs and expenses are incurred, provided that, in the event of a finding of fraud or dishonesty (such fraud or dishonesty having been established in a final judgment or decree not subject to appeal), such director or other person shall reimburse to Registrant all funds paid by Registrant in respect of liabilities, losses, costs and expenses of defending such proceedings. The provisions of Bye-law 30 (and Bye-law 31) shall apply to, and for the benefit of, any person acting as (or with the reasonable belief that he or she will be appointed or elected as) a director, secretary, other officer, the resident representative, or liquidator or trustee in the reasonable belief that he or she has been so appointed or elected notwithstanding any defect in such appointment or election and to any person who is no longer, but at one time was, a director, secretary, other officer, resident representative or liquidator or trustee of Registrant.

        Bye-law 31 of Registrant's Bye-Laws provides that Registrant and each shareholder agree to waive any claim or right of action it might have, whether individually or by or in the right of Registrant, against any director, secretary, other officer, resident representative or liquidator or trustee of Registrant on account of any action taken by such director or other such person, or the failure of such director or other such person to take any action in the performance of his or her duties with or for Registrant, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or other such person.

        The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company's bye-laws or in a contract or arrangement between the company and the director, indemnifying such director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

        Certain of Registrant's executive officers have employment agreements that provide that they are entitled to indemnification in accordance with the Registrant's Bye-laws and other governing documents. In addition, Registrant has entered into indemnification agreements with its directors and executive officers. The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was one of Registrant's directors or officers or is or was a director, officer, employee or agent of another entity at Registrant's request or relating to anything done or not done by the indemnitee in such a capacity. The indemnification agreements provide for advancement of expenses. These agreements provide for mandatory indemnification to the extent an indemnitee is successful on the merits. To the extent that indemnification is unavailable, the agreements provide for contribution. The indemnification agreements set forth procedures relating to indemnification claims. The agreements also provide for maintenance of directors' and officer's liability insurance.

        Registrant has purchased directors' and officers' liability insurance policies. Such insurance would be available to Registrant's directors' and officers' in accordance with its terms. In addition, certain directors may be covered by directors and officers liability insurance policies purchased by their respective employers.

        The Registrant expects that any underwriting agreement that it may enter in connection with the securities registered pursuant to the registration statement may contain provisions providing that the underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of Registrant against certain liabilities under the Securities Act of 1933, as amended.

Assured Guaranty US Holdings Inc.

        Section 145 of the Delaware General Corporation Law ("DGCL") provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

        The by-laws of Assured Guaranty US Holdings Inc. ("Holdings") provide that Holdings must indemnify its directors and officers to the fullest extent permitted by Delaware law and require Holdings to advance litigation expenses upon its receipt of an undertaking by a director or officer to repay such advances if it is ultimately determined that such director or officer is not entitled to indemnification. The indemnification provisions contained in Holdings' by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. The officers and directors of Holdings are also covered by the indemnification provisions of Assured Guaranty Ltd.'s ("Assured Guaranty") by-laws discussed below.

        Assured Guaranty has purchased directors and officers liability insurance policies. Such insurance would be available to Holdings' directors and officers in accordance with its terms.

        Holdings expects that any underwriting agreement that it may enter in connection with the securities registered pursuant to the registration statement may contain provisions providing that the underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of Holdings against certain liabilities under the Securities Act of 1933, as amended.

ITEM 16.    EXHIBITS.

        See the Exhibit Index, which is hereby incorporated herein by reference.

ITEM 17.    UNDERTAKINGS.

        The undersigned registrants hereby undertake:

        (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (d)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)  each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (e)   That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

          (iv)  Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

        The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Assured Guaranty Ltd.'s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Assured Guaranty Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 8th day of August, 2008.

ASSURED GUARANTY LTD.
By:	/s/ ROBERT MILLS Name: Robert Mills Title: Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name	Position	Date

* Walter A. Scott	Chairman of the Board; Director	August 8, 2008
/s/ DOMINIC J. FREDERICO Dominic J. Frederico	President and Chief Executive Officer (Principal Executive Officer); Director	August 8, 2008
/s/ ROBERT MILLS Robert Mills	Chief Financial Officer (Principal Financial Officer)	August 8, 2008
/s/ ROBERT A. BAILENSON Robert A. Bailenson	Chief Accounting Officer (Principal Accounting Officer)	August 8, 2008
* Neil Baron	Director	August 8, 2008
* Francisco Borges	Director	August 8, 2008
* G. Lawrence Buhl	Director	August 8, 2008
* Stephen A. Cozen	Director	August 8, 2008
* Patrick W. Kenny	Director	August 8, 2008
* Donald Layton	Director	August 8, 2008

* Robin Monro-Davies	Director	August 8, 2008
* Michael O'Kane	Director	August 8, 2008
* Wilbur L. Ross, Jr.	Director	August 8, 2008
/s/ DOMINIC J. FREDERICO Dominic J. Frederico	Authorized Representative in the United States	August 8, 2008

*By:	/s/ JAMES M. MICHENER Name: James M. Michener Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Assured Guaranty US Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 8th day of August, 2008.

ASSURED GUARANTY US HOLDINGS INC.
By:	/s/ ROBERT MILLS
Name: Robert Mills Title: Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name	Position	Date

/s/ DOMINIC J. FREDERICO Dominic J. Frederico	Chief Executive Officer; Director	August 8, 2008
/s/ ROBERT MILLS Robert Mills	Chief Financial Officer (Principal Financial Officer); Director	August 8, 2008
/s/ ROBERT A. BAILENSON Robert A. Bailenson	Chief Accounting Officer (Principal Accounting Officer)	August 8, 2008
/s/ JAMES M. MICHENER James M. Michener	General Counsel and Secretary; Director	August 8, 2008
/s/ MICHAEL SCHOZER Michael Schozer	President; Director	August 8, 2008

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement relating to common shares*
1.2	Form of Underwriting Agreement relating to preference shares and depositary shares*
1.3	Form of Underwriting Agreement relating to debt securities*
3.1
Certificate of Incorporation and Memorandum of Association of Assured Guaranty Ltd. (Incorporated by reference to exhibit 3.1 to Amendment No. 2 to Form S-1 (333-111491) filed by the Registrant on April 2, 2004.)
3.2	Bye-Laws of Assured Guaranty Ltd. (Incorporated by reference to exhibit 3.2 to Post-Effective Amendment No. 1 to Form S-1 (333-111491) filed by the Registrant on May 3, 2004.)
3.3
Certificate of Incorporation of Assured Guaranty US Holdings Inc. (Incorporated by reference to exhibit 3.3 to Amendment No. 1 to Form S-1 (333-115173) filed by Assured Guaranty US Holdings Inc. on May 12, 2004.)
3.4	Bylaws of Assured Guaranty US Holdings Inc. (Incorporated by reference to exhibit 3.4 to Amendment No. 1 to Form S-1 (333-115173) filed by Assured Guaranty US Holdings Inc. on May 12, 2004.)
4.1	Specimen Common Share Certificate (Incorporated by reference to exhibit 4.1 to Amendment No. 2 to Form S-1 (333-111491) filed by the Registrant on April 2, 2004.)
4.2	Form of Senior Indenture of Assured Guaranty Ltd. (Incorporated by reference to exhibit 4.2 to Amendment No. 1 to Form S-3 (333-125382) filed by the Registrant on June 29, 2005.)
4.3	Form of Subordinated Indenture Assured Guaranty Ltd. (Incorporated by reference to exhibit 4.3 to Amendment No. 1 to Form S-3 (333-125382) filed by the Registrant on June 29, 2005.)
4.4	Form of Debt Securities of Assured Guaranty Ltd.*
4.5
Indenture, dated as of May 1, 2004, among Assured Guaranty Ltd., Assured Guaranty U.S. Holdings Inc. and The Bank of New York, as trustee (Incorporated by reference to exhibit 4.1 of Form 10-Q for the quarter ended March 31, 2004.)
4.6
Indenture, dated as of December 1, 2006, entered into among Assured Guaranty Ltd., Assured Guaranty U.S. Holdings Inc. and The Bank of New York, as trustee (Incorporated by reference to exhibit 4.1 to the current report on form 8-K filed on December 20, 2006.)
4.7	Form of Debt Securities of Assured Guaranty US Holdings Inc.*
4.8	Form of Certificate of Designations, Preferences and Rights relating to the preferred shares of Assured Guaranty Ltd.*
4.9	Form of Deposit Agreement, including the form of depositary receipt*
4.10	Form of Warrant Agreement*
4.11	Form of Share Purchase Contract Agreement*
4.12	Form of Share Purchase Units*
5.1	Opinion of Conyers Dill & Pearman
5.2	Opinion of Mayer Brown LLP

12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3	Consent of Mayer Brown LLP (included in Exhibit 5.2)
24.1	Powers of Attorney—Assured Guaranty Ltd.
24.2	Powers of Attorney—Assured Guaranty US Holdings Inc.
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as trustee under the Assured Guaranty Ltd. Senior Indenture*
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as trustee under the Assured Guaranty Ltd. Subordinated*
25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as trustee under the Assured Guaranty US Holdings Inc. Senior Indenture*
25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as trustee under the Assured Guaranty US Holdings Inc. Subordinated Indenture*
99.1	Form F-N

*
To be filed by post-effective amendment or on Form 8-K and incorporated by reference herein in connection with an offering of securities.

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CALCULATION OF REGISTRATION FEE
Assured Guaranty Ltd. Common Shares, Preferred Shares, Depositary Shares, Debt Securities, Warrants to Purchase Common Shares, Warrants to Purchase Preferred Shares, Warrants to Purchase Debt Securities, Stock Purchase Contracts and Stock Purchase Units
Assured Guaranty US Holdings Inc. Debt Securities Fully and Unconditionally Guaranteed by Assured Guaranty Ltd.
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
ASSURED GUARANTY LTD.
ASSURED GUARANTY US HOLDINGS INC.
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES OF ASSURED GUARANTY
GENERAL DESCRIPTION OF THE OFFERED SECURITIES
DESCRIPTION OF ASSURED GUARANTY SHARE CAPITAL
DESCRIPTION OF THE DEPOSITARY SHARES
DESCRIPTION OF THE ASSURED GUARANTY DEBT SECURITIES
DESCRIPTION OF THE ASSURED GUARANTY US HOLDINGS DEBT SECURITIES AND ASSURED GUARANTY GUARANTEE
DESCRIPTION OF THE WARRANTS TO PURCHASE ASSURED GUARANTY COMMON SHARES OR PREFERRED SHARES
DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 16. EXHIBITS.
  ITEM 17. UNDERTAKINGS.
SIGNATURES
SIGNATURES
EXHIBIT INDEX